UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐

Definitive Proxy Statement

☐

Definitive Additional Materials

☐

Soliciting Material under §240.14a-12

CNO FINANCIAL GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which the transaction applies:

(2)

Aggregate number of securities to which the transaction applies:

(3)

Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of the transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 8, 2013

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of CNO Financial Group, Inc. (the “Company”), will be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana, at 8:00 a.m., Eastern Daylight Time, on May 8, 2013, for the following purposes:

1.	To elect nine directors, each for a one-year term ending in 2014;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend NOL protective amendment to preserve the value of tax net operating losses and certain other tax losses;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013;

4.	To cast a non-binding advisory vote to approve executive compensation; and

5.	To consider such other matters, if any, as may properly come before the meeting.

Holders of record of outstanding shares of the common stock of the Company as of the close of business on March 11, 2013, are entitled to notice of and to vote at the meeting. Holders of common stock have one vote for each share held of record.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), on or about March __, 2013, we either mailed you a Notice of Internet Availability of Proxy Materials (“Notice”) notifying you how to vote online and how to electronically access a copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

Management and the Board of Directors respectfully request that (if you received a paper copy of the Proxy Materials) you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form they send to you. If you attend the meeting in person you may withdraw your proxy and vote personally at the meeting.

By Order of the Board of Directors

Karl W. Kindig, Senior Vice President and Secretary

March __, 2013
Carmel, Indiana

TABLE OF CONTENTS

Page
Solicitation of Proxies	1
Record Date and Voting	1
Votes Required	3
Securities Ownership	4
Proposal 1 — Election of Directors	6
Director Qualifications and Experience	6
Board Nominees	6
Board Committees	10
Director Compensation	11
Board Leadership Structure	12
Board Meetings and Attendance	12
Director Independence	12
Board’s Role in Risk Oversight	13
Relationship of Compensation Policies and Practices to Risk Management	13
Approval of Related Party Transactions	13
Code of Ethics	14
Corporate Governance Guidelines	14
Director Stock Ownership Guidelines	14
Succession Planning	14
Communications with Directors	15
Compensation Committee Interlocks and Insider Participation	15
Copies of Corporate Documents	15
Executive Compensation	15
Compensation Discussion and Analysis	15
Compensation Committee Report	32
Summary Compensation Table for 2012	33
Grants of Plan-Based Awards in 2012	35
Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2012 Table	36
Outstanding Equity Awards at 2012 Fiscal Year-End	38
Option Exercises and Stock Vested in 2012	39
Non-qualified Deferred Compensation in 2012	40
Potential Payments Upon Termination or Change in Control	41
Proposal 2 — Adoption of the Amendment to Amended and Restated Certificate of Incorporation to Extend NOL Protective Amendment to Preserve Value of Tax Net Operating Losses and Certain Other Tax Losses	43
Proposal 3 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm	51
Fees Paid to PricewaterhouseCoopers LLP	51
Pre-Approval Policy	51
Report of the Audit and Enterprise Risk Committee	52
Proposal 4 — Non-Binding Vote on Executive Compensation	53
Related Party Transactions	53
Section 16(a) Beneficial Ownership Reporting Compliance	54
Shareholder Proposals for 2014 Annual Meeting	54
Annual Report	54
Householding of Proxy Materials	55
Information Related to Certain Non-GAAP Financial Measures	55
Other Matters	56

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CNO Financial Group, Inc. (“CNO” or the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana on May 8, 2013, at 8:00 a.m., Eastern Daylight Time. We expect to send the Notice or the Proxy Materials and proxy to shareholders on or about March __, 2013.

Solicitation of Proxies

The proxies are solicited by the Board of Directors. Proxies may be solicited by mail, telephone, internet or in person. Proxies may by solicited by the CNO Directors and officers. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy are to be paid by CNO.

If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Each shareholder may appoint a person (who need not be a shareholder), other than the persons named in the proxy, to represent him or her at the Annual Meeting by properly completing a proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 7, 2013. Proxies received that are unmarked will be voted for each of the Board’s nominees for director (Proposal 1), for the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to extend NOL protective amendment to preserve the value of tax net operating losses and certain other tax losses (the “Extended NOL Protective Amendment”) (Proposal 2), for ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3), and for approval of the compensation paid to our Named Executive Officers (Proposal 4). A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to CNO a written notice of revocation or a later-dated proxy, or by attending the Annual Meeting and voting in person.

Record Date and Voting

Only holders of record of shares of CNO’s common stock as of the close of business on March 11, 2013, will be entitled to vote at the Annual Meeting. On such record date, CNO had 223,718,646 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

On or about March __, 2013, we either mailed you a Notice notifying you how to vote online and how to electronically access a copy of the Proxy Materials or mailed you a complete set of the Proxy Materials. If

%
you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice. %The following sets forth how a shareholder can vote over the Internet, by telephone or by mail:

Voting By Internet

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

Voting By Telephone

If you hold your shares in street name, you can vote using a touch-tone telephone by calling the toll-free number included on your paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your paper voting instruction form.

If you hold your shares in street name, you may also submit voting instructions to your bank, broker or other holder of record. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other holder of record on how to submit voting instructions.

The Internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.

Deadline for Submitting Votes By Internet, Telephone or Mail

If you hold your shares through a bank or brokerage account, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 7, 2013.

Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and must be received no later than May 7, 2013.

If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must then bring the legal proxy to the Annual Meeting.

Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

Votes Required

The election of each director (Proposal 1) will be determined by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) by the holders of shares represented (in person or by proxy) and entitled to vote on the subject matter provided a quorum is present. The vote required to approve the Extended NOL Protective Amendment (Proposal 2) is a majority of the outstanding shares. The vote required to approve the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3) and the advisory vote to approve executive compensation (Proposal 4), and any other proposal properly brought before the Annual Meeting, is the affirmative vote of a majority of the shares represented (in person or by proxy) and entitled to vote on the applicable subject matter. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same legal effect as voting against each other proposal.

Abstentions and shares represented by “broker non-votes”, as described below, are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. Under current New York Stock Exchange rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of nine directors as listed in this Proxy Statement), Proposal 2 (approval of the Extended NOL Protective Amendment) and Proposal 4 (advisory vote to approve executive compensation). “Broker non-votes” will have no effect on the outcome of Proposals 1, 3 and 4, but will have the effect of voting against Proposal 2. Your broker will have discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013).

[IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2013

This Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on February 19, 2013) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com.] Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our Internet website at www.CNOinc.com in the “Investors — SEC Filings” section, by calling 317-817-2893 or by sending the Company an email at ir@CNOinc.com. For directions to the Company’s 2013 Annual Meeting, please call us at 317-817-2893.

SECURITIES OWNERSHIP

The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 11, 2013 (except as otherwise noted) by each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of our current executive officers that are named in the Summary Compensation Table on page 33 and all of our current directors, nominees and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 11, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Number	Percentage
Common stock	Dimensional Fund Advisors LP(1)	19,377,524	8.5%
Common stock	Paulson & Co. Inc.(2)	16,751,527	7.6
Common stock	Columbia Wanger Asset Management, LLC(3)	16,177,000	7.1
Common stock	The Vanguard Group(4)	13,019,508	5.7
Common stock	Capital World Investors(5)	11,900,000	5.2
Common stock	Huber Capital Management LLC(6)	11,807,409	5.2
Common stock	Edward J. Bonach(7)	665,159	*
Common stock	Ellyn L. Brown	10,964	*
Common stock	Robert C. Greving	20,616	*
Common stock	Mary R. (Nina) Henderson	7,174	*
Common stock	R. Keith Long(8)	2,085,865	*
Common stock	Neal C. Schneider(9)	101,299	*
Common stock	Frederick J. Sievert	84,616	*
Common stock	Michael T. Tokarz(9)	100,336	*
Common stock	John G. Turner(9)	96,336	*
Common stock	Frederick C. Crawford	192,000	*
Common stock	Eric R. Johnson(10)	635,019	*
Common stock	Christopher J. Nickele(11)	364,161	*
Common stock	Scott R. Perry(12)	601,596	*
Common stock	All directors and executive officers as a group (18 persons)(13)	6,246,374	2.8

*	Less than 1%.

(1)	Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP. The Amendment No. 1 to Schedule 13G reports sole power to vote or direct the vote of 19,075,973 shares and sole power to dispose or direct the disposition of 19,377,524 shares. The business address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(2)	Based solely on Amendment No. 4 to Schedule 13D filed with the SEC on March 14, 2013 by Paulson & Co. Inc. The business address for Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, NY 10020.

(3)	Based solely on Amendment No. 8 to Schedule 13G filed with the SEC on February 14, 2013 by Columbia Wanger Asset Management, LLC. The Amendment No. 8 to Schedule 13G reports sole power to vote or direct the vote of 15,872,000 shares and sole power to dispose or direct the disposition of 16,177,000 shares. The business address for Columbia Wanger Asset Management, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(4)	Based solely on Schedule 13G filed with the SEC on February 12, 2013 by The Vanguard Group. The Schedule 13G reports sole power to vote or direct the vote of 331,171 shares, sole power to dispose or direct the disposition of 12,700,337 shares, and shared power to dispose or direct the disposition of 319,171 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Based solely on Schedule 13G filed with the SEC on February 13, 2013 by Capital World Investors. The Schedule 13G reports sole power to vote or direct the vote of 11,900,000 shares and sole power to dispose or direct the disposition of 11,900,000 shares. The business address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(6)	Based solely on Schedule 13G filed with the SEC on February 12, 2013 by Huber Capital Management LLC. The Schedule 13G reports sole power to vote or direct the vote of 6,329,812 shares, shared power to vote or direct the vote of 1,032,201 shares, and sole power to dispose or direct the disposition of 11,807,409 shares. The business address for Huber Capital Management LLC is 2321 Rosecrans Ave., Suite 3245, El Segundo, CA 90245.

(7)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase 232,250 shares of common stock.

(8)	Includes 133,465 shares held directly by Mr. Long, 807,272 shares of common stock owned by Otter Creek Partners I, LP and 1,145,128 shares of common stock owned by Otter Creek International Ltd. Mr. Long is the majority stockholder of Otter Creek Management, Inc., the general partner of Otter Creek Partners I, LP, and by virtue of such ownership Mr. Long has the power to vote and dispose of the shares held by Otter Creek Partners I, LP and therefore may be deemed to be the beneficial owner of those shares. Otter Creek Management, Inc., as an investment advisor of Otter Creek International Ltd., may be deemed to be the beneficial owner of shares held by Otter Creek International Ltd. Mr. Long expressly disclaims beneficial ownership of the shares held by Otter Creek International Ltd.

(9)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase 15,400 shares of common stock.

(10)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase 480,050 shares of common stock.

(11)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase 185,700 shares of common stock.

(12)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase 314,450 shares of common stock.

(13)	Includes options, exercisable currently or within 60 days of March 11, 2013, to purchase an aggregate of 2,081,800 shares of common stock held by directors and executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine individuals will be elected to the Board at the Annual Meeting for one-year terms expiring at the 2014 annual meeting of shareholders. Each nominee listed below is currently a member of the Board. All directors will serve until their successors are duly elected and qualified.

Director Qualifications and Experience

In considering candidates for the Board, the Governance and Nominating Committee reviews the experience, skills, attributes and qualifications of the current Board members and other potential candidates to ensure that the Board has the skills and experience to properly oversee the interests of the Company. In doing so, the Governance and Nominating Committee considers the experience, skills, attributes and qualifications of candidates in these areas:

•	Insurance and financial services industry;

•	Accounting or other financial management;

•	Investments;

•	Legal and regulatory;

•	Actuarial;

•	Management including service as a chief executive officer or manager of business units or functions;

•	Marketing;

•	Talent management; and

•	Experience as a director of other companies.

The key experiences, skills, qualifications and skills of each of the nominees are included in their individual biographies below.

Consideration is also given to each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, past performance on the Board and contributions to their respective committees are also considered. The Governance and Nominating Committee and the Board seek directors with qualities that will contribute to the goal of having a well-rounded, diverse Board that functions well as a unit and is able to satisfy its oversight responsibilities effectively. The Governance and Nominating Committee expects each of the directors to have proven leadership, sound judgment, high ethical standards and a commitment to the success of the Company.

The Governance and Nominating Committee does not have a specific diversity policy with respect to Board candidates, but it strongly believes that the Board should have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in its process of selecting candidates for the Board.

Board Nominees

Should any of the nominees become unable to accept election, the persons named in the proxy will have the right to exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board knows of no reason why any of its nominees would be unable to accept election.

The Governance and Nominating Committee will consider candidates for director nominees put forward by shareholders. See “Shareholder Proposals for 2014 Annual Meeting” for a description of the advance notice procedures for shareholder nominations for directors.

Set forth below is information regarding each person nominated by the Board for election as a director.

Nominees for Election as Directors:

Edward J. Bonach, 59, has been chief executive officer and a director since October 1, 2011 and served as chief financial officer of the Company from May 2007 until January 2012. Mr. Bonach joined CNO from National Life Group, where he served as executive vice president and chief financial officer. Before joining National Life in 2002, he was with Allianz Life for 23 years, where his positions included President — Reinsurance Division and chief financial officer. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries, and a Chartered Enterprise Risk Analyst. With respect to Mr. Bonach’s nomination for re-election, the Board and the Governance and Nominating Committee considered his experience as chief executive officer and chief financial officer of the Company and his extensive insurance, actuarial and executive management experience.

Ellyn L. Brown, 63, joined our Board in May 2012. Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments. Ms. Brown has been a member of the board of directors of NYSE Euronext, Inc. (and predecessor entities) since 2005, and also is a member of the board of NYSE Regulation, the entity that oversees NYSE market regulation. She is also a member of the board of directors of Walter Investment Management Corp. Ms. Brown served as a governor of the Financial Industry Regulatory Authority from 2007-2012 and served from 2007-2011 as a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board. With respect to Ms. Brown’s nomination for re-election, the Board and the Governance and Nominating Committee considered her extensive financial industry, legal and regulatory experience.

Robert C. Greving, 61, joined our Board in May 2011. Mr. Greving is the retired executive vice president, chief financial officer and chief actuary for Unum Group, having held those positions from 2005 to 2009. Mr. Greving also served as president of Unum International Ltd., Bermuda. Before becoming executive vice president and chief financial officer of Unum Group in 2003, he held senior vice president, finance, and chief actuary positions with Unum Group and with The Provident Companies, Inc., which merged with Unum Group. His duties prior to retirement included directing all aspects of the finance and actuarial responsibilities for the corporate and nine insurance subsidiary insurance companies of Unum Group. He previously held senior positions with PennCorp Dallas Operations, Southwestern Life Insurance Company, American Founders Insurance Company, Aegon USA and Horace Mann Life Insurance Company during his 35 years in the insurance industry. He is a Fellow of the Society of Actuaries. With respect to Mr. Greving’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience with the management of companies in the life, health, disability and annuity lines of business and in particular with the actuarial, financial and investment disciplines.

Mary R. (Nina) Henderson, 62, joined our Board in August 2012. Ms. Henderson is the managing partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms in the consumer products and food industries. Previously she was a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson has been a director of Walter Energy, Inc. since February 2013. She previously served as a director of Del Monte Foods Company (2002–2011), The Equitable Companies (1996–2000), AXA Financial (2001–2011), Pactiv Corporation (2000–2010), Royal Dutch Shell plc and its predecessor company The Shell Transport and Trading Company (2001–2009) and the Hunt Corporation (1991–2002). With respect to Ms. Henderson’s nomination, the Board and the Governance and Nominating Committee considered her management leadership experience, consumer marketing background, and her experience as a director of companies in a variety of industries, including insurance.

R. Keith Long, 64, joined our Board in May 2009. Mr. Long founded Otter Creek Management, Inc. in 1991 and since that date has served as its president and chief executive officer. Otter Creek Management, Inc. is the investment advisor for two hedge funds, Otter Creek Partners I, LP and Otter Creek International Ltd. Mr. Long has 35 years of experience in investment analysis in both fixed income and equities. His experience prior to founding Otter Creek Management, Inc. includes 10 years as a fixed income analyst, trader and arbitrageur, and eight years as an equity portfolio manager. His previous employers include Morgan Stanley, Kidder Peabody, Tradelink, Mesirow Financial and Lionel Edie & Co. He is the former chairman of the board of Financial Industries, Inc., a life insurance company, and the former chairman of Financial Institutions, Inc., a property and casualty insurance company. With respect to Mr. Long’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive investment experience and prior experience in the insurance industry.

Neal C. Schneider, 68, joined our Board in September 2003. Mr. Schneider served from 2003 until 2010 as the non-executive chairman of the board of PMA Capital Corporation, whose subsidiaries provide insurance products, including workers’ compensation and other commercial property and casualty lines of insurance, as well as fee-based services. He also served on the executive, audit and governance committees for PMA Capital. Until his retirement in 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Between 2000 and 2002, he was an independent consultant and between 2002 and 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. With respect to Mr. Schneider’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and experience in accounting and financial matters, particularly with respect to insurance companies, and in corporate governance.

Frederick J. Sievert, 65, joined our Board in May 2011. Mr. Sievert is the retired President of New York Life Insurance Company, having served in that position from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as senior vice president and chief financial officer. In 1995 he was promoted to executive vice president and was elected to the New York Life board of directors in 1996. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert is a Fellow of the Society of Actuaries. He has been a director of Reinsurance Group of America, Incorporated since 2010. With respect to Mr. Sievert’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive insurance, actuarial and executive management experience.

Michael T. Tokarz, 63, joined our Board in September 2003. Mr. Tokarz is the chairman of MVC Capital, Inc. (a registered investment company). In addition, he has been a managing member of the Tokarz Group, LLC (venture capital investments) since 2002. He was a general partner with Kohlberg Kravis Roberts & Co. from 1985 until he retired in 2002. He is a senior investment professional with over 30 years of lending and investment experience including diverse leveraged buyouts, financings, restructurings and dispositions. Mr. Tokarz has served on the boards of publicly traded companies for over 20 years and during the last five years has served as a director of Dakota Growers Pasta Companies, Inc. (2004–2010), MVC Capital, Inc. (2004–present), Mueller Water Products, Inc. (2006–present), Idex Corporation (1987–present) Walter Energy, Inc. (2006–present) and Walter Investment Management Corp. (2009–present). Mr. Tokarz is a certified public accountant. With respect to Mr. Tokarz’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and executive management experience in banking and finance, investments and corporate governance.

John G. Turner, 73, joined our Board in September 2003. He launched Hillcrest Capital Partners, a private equity investment firm, in 2002 and has been its chairman since that date. During his 50-year career in the insurance industry, Mr. Turner served as chairman and chief executive officer of Reliastar Financial Corp. from 1991 until it was acquired by ING in 2000. After the acquisition, he became vice chairman and a member of the executive committee of ING Americas until his retirement in 2002. Mr. Turner served as a director of Hormel Foods Corporation from 2000 to 2011, a director of Shopko Stores, Inc. from 1999 to 2005 and a director of ING funds from 2000 to 2007. Mr. Turner is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. With respect to Mr. Turner’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive insurance industry, executive management, investment management, actuarial and regulatory experience.

Voting for Directors; Required Vote

The election of each director will be determined by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) by the holders of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) shall offer to tender his or her resignation to the Board. In such event, the Governance and Nominating Committee will consider the offer and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision and rationale within 90 days from the certification of the election results.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE.

Board Committees

Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee’s functions, among others, are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by the independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company’s compliance with legal and regulatory requirements; discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters; and oversight of management’s processes for managing enterprise risk. The Audit and Enterprise Risk Committee currently consists of Mr. Greving, Ms. Henderson, Mr. Long and Mr. Schneider, with Mr. Greving serving as chairman of the committee. Based on their experience, Mr. Greving and Mr. Schneider each qualify as an “audit committee financial expert,” as defined under SEC rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are “independent” within the meaning of the regulations adopted by the SEC including Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The current members also satisfy the financial literacy qualifications of the New York Stock Exchange listing standards. The committee met on 11 occasions in 2012. A copy of the Audit and Enterprise Risk Committee’s charter is available on our website at www.CNOinc.com.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for, among other things, establishing criteria for Board membership; considering, recommending and recruiting candidates to fill new positions on the Board; reviewing candidates recommended by shareholders; and considering questions of possible conflicts of interest involving Board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the Board for its approval and adoption, and reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Nominating Committee currently consists of Mr. Tokarz, Ms. Brown, Mr. Schneider and Mr. Sievert, with Mr. Tokarz serving as chairman of the committee. All current members of the Governance and Nominating Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held nine meetings during 2012. A copy of the Governance and Nominating Committee’s charter is available on our website at www.CNOinc.com.

Human Resources and Compensation Committee. The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation philosophy and strategy; evaluating the performance of the chief executive officer and recommending to the Board the compensation of the chief executive officer; reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s other executive officers as recommended by the chief executive officer; ensuring that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel; and reviewing and administering our incentive compensation and equity award plans. The report of the Human Resources and Compensation Committee appears on page 32 of this Proxy Statement. The Human Resources and Compensation Committee currently consists of

Mr. Sievert, Ms. Brown, Mr. Tokarz and Mr. Turner, with Mr. Sievert serving as committee chair. All current members of the Human Resources and Compensation Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding compensation committee membership and qualify as “non-employee” directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The committee met on 10 occasions in 2012. A copy of the Human Resources and Compensation Committee’s charter is available on our website at www.CNOinc.com.

Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures which the Company utilizes in determining that funds are invested in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Mr. Long, Mr. Bonach, Ms. Henderson and Mr. Turner, with Mr. Long serving as chairman of the committee. The committee met on five occasions in 2012. A copy of the Investment Committee’s charter is available on our website at www.CNOinc.com.

Executive Committee. Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the Board in the management of our business affairs during intervals between Board meetings. The Executive Committee currently consists of Mr. Schneider, Mr. Bonach and Mr. Greving, with Mr. Schneider serving as chairman of the committee. A copy of the Executive Committee’s charter is available on our website at www.CNOinc.com.

Director Compensation

Our non-employee directors currently receive an annual cash retainer of $75,000. Our non-executive chairman receives a fee equal to 175% of the base cash fees and equity awards paid to the other non-employee directors. The chairs of the Audit and Enterprise Risk Committee and the Human Resources and Compensation Committee each currently receive an additional annual cash fee of $30,000, and directors who chair one of our other Board committees (other than the Executive Committee) receive an additional annual cash fee of $20,000. Each member of the Audit and Enterprise Risk Committee (including the chairman) receives an additional annual cash retainer of $15,000. Cash fees are paid quarterly in advance. In addition to the cash payments, our non-employee directors currently receive $75,000 in annual equity awards, which vest immediately upon grant. Mr. Long declined the stock award portion of the annual director fees in 2012 and Mr. Murphy declined all director fees. The Board’s policy is to review and set the compensation of the non-employee directors each year at the Board meeting that follows the Annual Meeting and to make equity awards to those directors at that time. Directors are reimbursed for out-of-pocket expenses, including first-class airfare, incurred in connection with the performance of their responsibilities as directors. The compensation paid in 2012 to our non-employee directors is summarized in the table below:

DIRECTOR COMPENSATION IN 2012

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown	$66,630	$74,994	$141,624
Robert C. Greving	120,000	74,994	194,994
Mary R. (Nina) Henderson	59,918	57,535	117,453
R. Keith Long	110,000	0	110,000
Charles W. Murphy	0	0	0
Neal C. Schneider	146,250	131,246	277,496
Frederick J. Sievert	101,868	74,994	176,862
Michael T. Tokarz	95,000	74,994	169,994
John G. Turner	78,132	74,994	153,126

(1)	This column represents the amount of cash compensation paid in 2012 for Board service, for service as non-executive chairman, for service on the Audit and Enterprise Risk Committee and for chairing a committee, as applicable.

(2)	The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the grant date fair values for shares of common stock awarded. On May 9, 2012, Mr. Schneider received an award of 19,188 shares of common stock and Ms. Brown and Messrs. Greving, Sievert, Tokarz and Turner received an award of 10,964 shares of common stock. On August 1, 2012, Ms. Henderson received an award of 7,174 shares of common stock, representing the pro rata portion of the annual stock award for the period from the date she joined the Board until the date of the 2013 annual meeting. These awards vested immediately upon grant.

The directors had the following number of options outstanding at December 31, 2012 — Mr. Schneider (15,400), Mr. Tokarz (15,400) and Mr. Turner (15,400). The average exercise price for the options held by the directors is $20.22.

Board Leadership Structure

CNO has a non-executive, independent director, who serves as chairman of the Board. Mr. Schneider was elected Chairman in 2011 and currently serves in that capacity. The Board believes that its leadership structure, with a non-executive chairman position separate from the chief executive officer, provides appropriate, independent oversight of management and the Company. The non-executive chairman of the Board (1) presides at all meetings of the Board and shareholders; (2) presides during regularly held sessions with only the independent directors; (3) encourages and facilitates active participation of all directors; (4) develops the calendar of and agendas for Board meetings in consultation with the chief executive officer and other members of the Board; (5) determines, in consultation with the chief executive officer, the information that should be provided to the Board in advance of the meeting; and (6) performs any other duties requested by the other members of the Board.

As discussed below, all members of our Board are independent other than Mr. Bonach, our chief executive officer. As CEO, Mr. Bonach, subject to the direction of the Board, is in charge of the business and affairs of CNO and is our chief policy making officer. Our Board and its committees play an active role in overseeing the Company’s business. The directors bring a broad range of leadership, business and professional experience to the Board and actively participate in Board discussions. The Board believes that having a non-executive chairman and a Board comprised almost entirely of independent, non-employee directors best serves the interests of our shareholders and the Company.

Board Meetings and Attendance

During 2012, the Board met on 16 occasions. Each director attended at least 75% of the aggregate of the meetings of the Board and Board committees on which he served. The independent directors regularly meet in executive session without the chief executive officer or any other member of management. The non-executive chairman presides at such executive sessions.

In addition, CNO has a policy that all directors attend the annual meeting of shareholders. All of our directors attended the annual meeting of shareholders held in 2012.

Director Independence

The Board annually determines the independence of directors based on a review by the directors. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the Company’s Corporate Governance Guidelines, the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange in making its determination regarding independence and the materiality of any relationships with CNO. The Board has determined that all current directors other than Mr. Bonach are independent.

Board’s Role in Risk Oversight

Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management is done by the full Board. The Board has delegated primary responsibility for many aspects of the Board’s risk oversight to the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee receives reports at its meetings and oversees management’s processes for managing enterprise risk, including the risk management process associated with financial controls, insurance reserves, legal, regulatory and compliance risks, and the overall risk management structure, process and function. Other Board committees oversee risk management related to specific functions. The Investment Committee oversees investment and asset-liability management risk. The Human Resources and Compensation Committee oversees risks associated with our compensation programs so that incentives are not provided for inappropriate risk taking, as further discussed below.

Our leadership strongly supports an active and engaged risk management process. CNO has established an enterprise risk management committee comprised of senior management from business units and functions throughout the Company. This enterprise risk management committee meets at least once each quarter and is co-chaired by the chief executive officer and the chief financial officer. The Company has a senior vice president who is responsible for the coordination of enterprise risk management activities. Reports on different aspects of the Company’s enterprise risk management are provided to the Board, to the Audit and Enterprise Risk Committee and to other Board committees, as appropriate, on a regular basis.

As part of its risk oversight responsibilities, the Board and its committees review policies and processes that senior management uses to manage the Company’s risk exposure. In doing so, the Board and its committees review the Company’s overall risk function and senior management’s establishment of appropriate systems and processes for managing insurance risk, interest rate and asset-liability management risk, credit and counterparty risk, liquidity risk, operational risk and reputational risk.

Relationship of Compensation Policies and Practices to Risk Management

The Human Resources and Compensation Committee has reviewed our compensation programs and believes that they carefully balance risks and rewards and do not incentivize inappropriate risk taking. Our incentive plans include multiple performance measures, most of which are financial in nature, and are designed to hold employees accountable for sustained improvement in the core operating performance of the Company. We structure our pay to include both fixed and variable compensation and our variable compensation is capped at no more than two times the target opportunities. In addition, our officers’ compensation aligns them with shareholder interests through equity-based awards with multiple year vesting.

Approval of Related Party Transactions

Under the Company’s written policy, transactions and agreements with related persons (directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company’s outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under applicable SEC rules (generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) must be approved by the Board or a committee comprised solely of independent directors. In considering the transaction or agreement, the Board or committee will consider all relevant factors including the business reason for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction to the Company. Any proposed transactions that might be considered a related person transaction are to be raised with the chairman of the Board or the chairman of the Governance and Nominating Committee. They will jointly determine whether the proposed transaction should be considered by the full Board (recusing any directors with conflicts) or by a Board committee of independent directors. Related person transactions are to be approved in advance whenever practicable, but if not approved in advance are to be ratified (if the Board or committee considers it appropriate to do so) as soon as practicable after the transaction.

Various Company policies and procedures, including the Code of Business Conduct and Ethics and annual questionnaires completed by all company directors, officers and employees, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any related person transactions that are identified under these additional policies and procedures are to be considered under the process described above.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding their obligations in the conduct of the Company’s affairs. A copy of the Code of Business Conduct and Ethics is available on our website at www.CNOinc.com. Within the time period specified, and to the extent required, by the SEC and the New York Stock Exchange, we will post on our website any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer (there have been no such waivers).

Corporate Governance Guidelines

CNO is committed to best practices in corporate governance. Upon the recommendation of the Governance and Nominating Committee, the Company adopted a set of Board Governance Operating Guidelines. A copy of the CNO Board Governance Operating Guidelines is available on our website at www.CNOinc.com.

Director Stock Ownership Guidelines

The Board has adopted guidelines regarding ownership of CNO common stock by the directors. These guidelines provide for each director to own shares of common stock with a value of at least three times his or her annual base cash compensation, and directors are given five years from the date of their initial election to reach that level of ownership. Based on the current base cash compensation for directors of $75,000 per year, the ownership guidelines call for each director to own shares with a value of at least $225,000. As of March 11, 2013, all directors who have served on the Board for at least five years met these stock ownership guidelines.

Succession Planning

The Board is actively involved with the Company’s talent management process. Annually, the Board reviews the Company’s leadership team, which includes a detailed discussion of succession plans for the chief executive officer and other members of executive and senior management. In addition, the Board regularly discusses the Company’s plans for talent development, with a focus on high potential individuals who are in the position to make the most significant contributions to the Company and to serve as its future leaders.

Communications with Directors

Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual members (including the chairman of the Board or the non-management directors as a group) are welcome to do so by writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.

Compensation Committee Interlocks and Insider Participation

During 2012, directors who served on the Human Resources and Compensation Committee included the current members (Ms. Brown and Messrs. Sievert, Tokarz and Turner). None of the members of the Human Resources and Compensation Committee during 2012 is or has been one of our officers or employees. None of our executive officers serves, or served during 2012, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and Compensation Committee.

Copies of Corporate Documents

In addition to being available on our website at www.CNOinc.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Business Conduct and Ethics and Board Governance Operating Guidelines upon request being made to CNO Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Overview

CNO Financial Group, Inc. is a Fortune 1000 insurance holding company, with more than $4 billion in annual revenues. CNO’s insurance companies are leading providers of supplemental health insurance, life insurance and annuities to working American families and seniors.

CNO delivered very positive financial and operational results in 2012. Net operating income* per share increased 13% over the previous year, driven in part by increases in our Bankers Life and Washington National segments. The Combined Value of New Business, a measure of the present value of expected profits from sales, was up 10% over 2011. GAAP Investment Income grew over 1%, from $1,341.9 million to $1,370.1 million, despite sustained low interest rates. The consolidated statutory risk-based capital ratio of our insurance subsidiaries increased 9 percentage points to 367%, and book value per common share, excluding accumulated other comprehensive income (loss), increased to $17.39 from $15.88.

Additionally, during 2012, we returned significant value to shareholders through our share buyback program and initiated a shareholder dividend program, paying common stock dividends of $13.9 million. Our debt-to-total capital ratio, excluding accumulated other comprehensive income at December 31, 2012 was 20.7 percent, an increase of 240 basis points from December 31, 2011. The increase in such ratio primarily resulted from the completion of our recapitalization transactions. We earned positive ratings actions by all of the major ratings agencies, including three upgrades.

Our mission is to be a premier provider of life insurance, supplemental health products and annuities to America’s middle-income consumers with a focus on the retirement ages, while providing value to our shareholders. We believe that our focus on middle-income families and retirees will position us favorably to capitalize on the future growth in these markets. We believe we can accomplish this mission through the effective execution of the following business strategies:

•	remain focused on the needs of our retirement age and middle income market customers;

•	expand and improve the efficiency of our distribution channels;

•	seek profitable growth;

•	pursue operational efficiencies and cost reduction opportunities;

•	continue to manage and where possible reduce the risk profile of our business;

•	effectively deploy excess capital; and

•	develop and incentivize our management team to ensure that we retain the executive talent needed to achieve our strategic objectives.

*	For a definition of net operating income and for reconciliations of this measure to the corresponding measure under generally accepted accounting principles (“GAAP”), see “Information Related to Certain Non-GAAP Financial Measures” on page 55 of this Proxy Statement.

Summary of Key Actions, Decisions and Results in 2012

•	Merit (base salary) increases for the majority of officers (vice president level and above), including the Named Executive Officers: Reflecting general market trends, the performance of the individuals and current base salary to the market, the Human Resources and Compensation Committee (the “Committee”) approved base salary increases, ranging from 4.1% to 9.4%, to three of the five Named Executive Officers in 2012. The 9.4% increase was to the CEO reflecting his overall performance and base salary level in relation to the market.

•	Eliminated Combined Operating Expense and Business Segment ROAC as a metric for the P4P (“Pay for Performance” annual incentive Plan), and shifted to Operating ROE. CNO has positioned itself as a mature, stable organization. With a focus on creating more value for the shareholders, our P4P in 2012 rewards the achievement of a strong ROE with a focus on increasing our ability to generate profit.

•	Continued to include a mix of stock options, performance shares and restricted stock: Prior to 2010, our annual equity grant consisted of stock options and performance shares (P-Shares). Beginning with the 2010 equity grant and continuing through the 2012 grant, we provided restricted stock in addition to stock options and P-Shares. The addition of restricted stock in the annual equity grant was intended to promote retention and to balance the mix of our equity vehicles; however, the performance-related vehicles (stock options and P-Shares) still constitute a majority of the annual equity grant.

•	2012–2014 P-Shares added Relative TSR as a performance metric: The performance metrics for our 2012 P-Share award were bifurcated between three-year average Pre Tax Operating Income and relative TSR for our comparator group. The 2012 award metrics are weighted 50% for cumulative Pre Tax Operating Income and 50% for relative TSR.

•	Newly hired Chief Financial Officer: Frederick Crawford was named Executive Vice President, Chief Financial Officer for the Company, effective January 23, 2012. Additional information can be found in the Compensation of the new Chief Financial Officer on page 30.

•	Strong 2012 P4P results: Driven by strong financial results of the Company and our operating segments, including a 13% increase in net operating income per diluted share, P4P payouts ranged from 131% to 167% of target for the Named Executive Officers.

•	2010–2012 P-Shares earned: At the end of the performance period (December 31, 2012), the performance goal for the 2010–2012 P-Share grant was achieved at maximum levels. Accordingly, 150% of the P-Shares were earned and vested from this grant.

•	Initiated a shareholder dividend program: After nearly a twelve year absence, the Company initiated a dividend program, recognizing the Company’s financial strength, and confidence in driving continued growth and capital generation.

•	These key actions, decisions and results delivered the following compensation for our Named Executive Officers in 2012:

NEO Compensation Resulting from Key 2012 Actions and Decisions

Named Executive Officer	January 1, 2012 Base Salary	Merit (Base Salary) Increase	December 31, 2012 Base Salary	2012 P4P Payout(2)	Sign-On Bonus(3)	LTI Award Value(4)
Edward Bonach, Chief Executive Officer	$800,000	9.4%	$875,000	$1,825,000	—	$2,187,900
Frederick Crawford, EVP, Chief Financial Officer(5)	—(1)	—(1)	$550,000	$902,525	$450,000	$2,378,725
Scott Perry, Chief Business Officer and President — Bankers Life	$525,000	5.0%	$551,250	$883,509	—	$972,567
Eric Johnson, President — 40|86 Advisors	$500,000	0%	$500,000	$771,800	—	$729,802
Christopher Nickele, President, Other CNO Business/EVP, Product Management	$360,500	4.1%	$375,281	$489,849	—	$790,261

(1)	Mr. Crawford joined the Company as EVP, CFO effective January 23, 2012.

(2)	P4P, or “Pay for Performance”, is our annual management cash incentive plan.

(3)	Mr. Crawford received a one-time sign-on bonus upon his commencement as EVP, CFO.

(4)	Expressed as the grant date fair value of stock options, performance shares and restricted stock granted in February 2012.

(5)	Mr. Crawford’s long-term incentive value includes a one-time grant of stock options and restricted stock with a grant date fair value of $1,316,045 made upon his commencement as EVP, CFO.

Summary of Compensation Governance Practices

The Committee strives to maintain good governance standards in our compensation practices. They include:

•	Stock Ownership Guidelines: In May 2011, the Committee approved stock ownership guidelines for the Chief Executive Officer and the senior executive officers who report to him.

•	No significant perquisites offered: Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

•	Change in control agreements are governed by double trigger arrangements: All employment agreements and equity award agreements for Named Executive Officers and other senior executives require a termination of employment in addition to a change in control of the Company before change in control benefits are triggered.

•	No Supplemental Executive Retirement Programs (SERPs) offered: We do not offer SERPs to our current executives.

•	Independence of executive compensation consultant (Aon Hewitt): The Committee has engaged an independent, executive compensation advisor, taking SEC and NYSE guidelines into consideration. Aon Hewitt does not provide any compensation-related services to management and had no prior relationship with our Chief Executive Officer or other Named Executive Officers.

•	Independence of Committee Members: All Committee members are independent.

•	Percent of Variable and Performance-Based Pay: Variable pay comprises between 71% and 79% of Total Direct Compensation (as described below) for our Named Executive Officers, with the majority of variable pay composed of long-term incentives.

•	Continued to utilize a “Governor” in the Annual Incentive Plan: In 2012, we continued a policy adopted in 2009 which limits P4P payments on non-income-related metrics when we do not achieve overall threshold in Combined In-force EBIT.

•	Strong Clawback Rights: Our P4P and Long-term Incentive (LTI) plans have clawback provisions that include recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data, errors, omissions or fraud.

•	Assessing level of risk: The Committee annually assesses the level of risk associated with our incentive plans.

•	Ongoing succession planning: The Committee regularly engages throughout the year in in-depth discussions regarding succession planning and talent development of our executives.

Philosophy, Objectives and Role of Human Resources and Compensation Committee

Philosophy

The Committee, which is comprised solely of independent, non-employee Directors, has developed a philosophy and a comprehensive compensation strategy to reward overall and individual performance that drives long-term success for our shareholders.

Our compensation philosophy consists of the following guiding principles:

•	Pay for Performance: Rewards will vary based on company, business segment and individual performance.

•	Target Total Rewards Position: The overall rewards will be competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.

•	Relevant Comparator Group: We will utilize a relevant comparator group of companies in the insurance/financial services industry and general industry where appropriate, taking both asset size and revenue into consideration, which includes the best available data for comparison with our peers and companies with which we compete for executive talent.

Pay for Performance Objectives

The Committee strives to provide a clear reward program that allows us to attract, incentivize and retain seasoned executive talent with the significant industry experience required to continue to improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:

•	Reward sustainable operational and productivity improvements. This means that (1) we set performance goals under our P4P plan at targeted performance levels for key financial metrics and (2) we set multi-year performance goals for our P-Share (performance share) awards;

•	Align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

•	Integrate with the Company-wide annual performance management program of individual goal setting and formal evaluation;

•	Provide for discretion to make adjustments and modifications based upon how well individual executives meet our performance standards for expected achievement of business results, as well as uphold our values and leadership behaviors; and

•	Offer the opportunity to earn above-market compensation when overall and individual performances exceed expectations.

Target Total Rewards and Selection of the Comparator Groups

In setting target executive compensation opportunities, our Committee looks at Total Annual Cash (which is comprised of base salary and target cash incentives) and Total Direct Compensation (which is the sum of Total Annual Cash and long-term incentives). Our long-term incentives may include annual stock option awards as well as restricted stock and P-Share awards. The Committee intends to compensate our executives at approximately the 50th percentile (meaning within a range of +/- 15% of the 50th percentile dollar value) for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.

The Committee assesses “competitive market” compensation annually using a number of sources. In determining the competitive compensation levels, at the recommendation of the independent compensation consultant, the Committee reviews targeted proxy data from a select group of peer companies identified below for the Named Executive Officers, and also compares our other executives to the Diversified Insurance Study published by Towers Watson. Both of these sources provide a much more focused analysis of very specific industry peers with whom the Company competes for talent. We will continue to use our peer companies for the Named Executive Officers as the relevant comparator group and all other executives will be compared to the Towers Watson Diversified Industry Study in 2013.

Peer Companies:

American Financial Group, Inc.	Principal Financial Group, Inc.
Assurant, Inc.	Protective Life Corporation
Cincinnati Financial Corporation	Reinsurance Group of America Incorporated
Delphi Financial Group, Inc.	StanCorp Financial Group, Inc.
Genworth Financial, Inc.	Torchmark Corporation
HCC Insurance Holdings, Inc.	Universal American Corp.
Kemper Corporation	Unum Group
Lincoln National Corporation

Although aggregate pay levels are generally consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels based on a number of factors, including each individual’s role and responsibilities within our Company, the individual’s experience and expertise, the pay levels for peers within the Company, and the pay levels for similar job functions in the marketplace. The Committee is responsible for approving all compensation programs for our senior executive officers. In determining executive compensation, the Committee considers all forms of compensation and benefits, and uses appropriate tools — such as tally sheets and market studies — to review the value delivered to each executive through each component of compensation.

Tally sheets provide a vehicle for the Committee to examine external market practices and compare them to our internal evaluations and decisions. Our tally sheets capture and report:

•	Competitive external market data on a base salary, Total Annual Cash and Total Direct Compensation basis;

•	Individual Total Annual Cash compensation including annual salary, target bonus opportunity, and actual bonus paid;

•	Long-term equity grants and their vesting status and value at a hypothetically established share price; and

•	Employment agreement terms and conditions.

Competitive market data is used as a reference point, and we avoid automatic adjustments based on annual competitive benchmarking data, since we believe a given executive’s compensation should also reflect Company-specific factors such as the relative importance of the role within the organization, the compensation for other positions at the same level, and individual factors such as experience, expertise, and individual performance.

In addition to the objective review of external factors, the Committee also considers internal equity among colleagues when determining executive compensation levels. This means that, although the Committee examines competitive pay data for specific positions, market data is not the sole factor considered in setting pay levels. The Committee also considers factors such as our organizational structure and the relative roles and responsibilities of individuals within that structure. The Committee believes that this approach fosters an environment of cooperation among executives that improves sales growth, profitability and customer satisfaction.

Realized total compensation in any year may be significantly above or below the target compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some cases, the amount and structure of compensation results from negotiations with executives at the time they were hired, which may reflect competitive pressures to attract and hire quality executive talent in the insurance industry. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies without matching such benefits item by item.

Role of the Human Resources and Compensation Committee

The Committee determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the Committee actively monitors our executive development and succession planning activities related to our senior executives and other members of management. Currently, there are four members of our Board of Directors who sit on the Committee, each of whom is an independent director under the New York Stock Exchange listing requirements, the exchange upon which our stock trades. From time to time, other Board members may also participate in the Committee’s meetings, though these ad hoc participants do not participate in making pay decisions. The full Board of Directors receives regular reports of Committee deliberations and decisions and, at least once annually, the full Board reviews the Committee’s written evaluation of the Chief Executive Officer’s performance evaluation and compensation. The Committee’s functions are more fully described in its charter, which can be found on our website at www.CNOinc.com.

The Committee has the authority under its charter to retain outside consultants or other experts. In making executive compensation decisions, the Committee receives advice from its independent compensation consultant, Aon Hewitt. The Committee evaluates Aon Hewitt’s independence annually, and pursuant to the SEC’s rules and the NYSE’s recently approved rules, concluded that no conflict of interest existed in connection with the services Aon Hewitt performed for the Committee in 2012. As an independent consultant, any services performed by Aon Hewitt for our Company are at the Committee’s direction. Aon Hewitt did not have a prior relationship with the Chief Executive Officer or any of our executive officers at the time the

Committee initially engaged Aon Hewitt in October 2008. Other than its services to the Committee, Aon Hewitt does not provide any other compensation-related services to our management.

Although Aon Hewitt is retained directly by the Committee, Aon Hewitt personnel interact with our executive officers as needed, specifically the Chief Executive Officer, Executive Vice President of Human Resources, Executive Vice President and General Counsel, and Chief Financial Officer, and their staffs to provide the Committee with relevant compensation and performance data for our executives and the Company. In addition, Aon Hewitt personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.

As requested by the Committee, Aon Hewitt’s services to the Committee in 2012 included:

•	Providing competitive analysis of total compensation components for our senior executive officers, including our Named Executive Officers;

•	Researching and presenting competitive and emerging compensation practices and regulatory issues;

•	Attending Committee meetings, in person and telephonically;

•	Reviewing and evaluating changes to the executive compensation philosophy and proposed plan changes; and

•	Assisting with the assessment of the risk analysis of our compensation plans.

In making its decisions, the Committee collects and considers input from multiple sources. The Committee may ask senior executive officers to attend Committee meetings where executive compensation, overall and individual performance are discussed and evaluated. During these meetings, executives provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from Aon Hewitt, members of management and other Board members. However, only the members of the Committee make decisions regarding executive compensation. In the case of the Chief Executive Officer’s compensation, these decisions are submitted to the full Board for its review and approval.

The Compensation Committee reviewed the results of the shareholder vote on the Say on Pay proposal from the 2012 Annual Meeting, at which approximately 98.5% of the votes cast were for approval of the Company’s 2011 executive compensation as described in last year’s proxy statement. After consideration of the positive voting results and its discussion with Aon Hewitt, the Committee determined that its approach to compensation is balanced and effective and made no fundamental changes to the program for fiscal year 2012.

Compensation Components

Our compensation program is composed of the following components:

•	Base Salary

•	Annual cash incentives (P4P)

•	Long-term equity incentives (stock options, P-Shares and restricted stock)

•	Benefits

Table 1 summarizes information about the target level of 2012 Total Annual Cash (TAC) and Total Direct Compensation (TDC) for our Named Executive Officers. This table differs from the Summary Compensation Table on page 33 in that values generally represent target amounts and equity grants which are part of our normal long-term incentive program for 2012 only. Further discussion about these compensation components can be found later in this section. Each component is discussed with a brief description of the strategy, plan design and plan performance. This table does not reflect the one-time bonus or grant date fair values of the stock options and restricted stock awards granted in 2012 to Mr. Crawford upon becoming CFO, details of which can be found in the “Compensation of the new Chief Financial Officer” section below.

Table 1 — Summary of Components of TDC in 2012 at Target(1)

Named Executive Officer	Base Salary	Target Incentive (% of Salary)	Target Total Annual Cash	Stock Option Value(2)	P-Share Value(2)	Restricted Stock Value(2)	Total LTI Value(2)	Target TDC(3)
Edward Bonach, Chief Executive Officer	$875,000	125%	$1,968,750	$1,195,446	$497,545	$494,909	$2,187,900	$4,156,650
% Change vs. 2011(4)(5)	9%		35%				117%	69%
% of TDC	21%		47%				53%
Fred Crawford, EVP, Chief Financial Officer	$550,000	100%	$1,100,000	$580,760	$241,600	$240,320	$1,062,680 (7)	$2,162,680
% Change vs. 2011(4)(6)	—		—				—	—
% of TDC	25%		51%				49%
Scott Perry, Chief Business Officer and President — Bankers Life & Casualty	$551,250	100%	$1,102,500	$531,309	$221,215	$220,043	$972,567	$2,075,067
% Change vs. 2011(4)	5%		8%				11%	9%
% of TDC	27%		53%				47%
Eric Johnson, President — 40|86 Advisors	$500,000	100%	$1,000,000	$398,482	$166,100	$165,220	$729,802	$1,729,802
% Change vs. 2011(4)	0%		0%				–17%	–8%
% of TDC	29%		58%				42%
Christopher Nickele, President — Other CNO Business/EVP, Product Management	$375,281	100%	$750,562	$431,833	$179,690	$178,738	$790,261	$1,540,823
% Change vs. 2011(4)	4%		4%				5%	5%
% of TDC	24%		49%				51%

(1)	Annual Incentive expressed as Target levels, value of equity expressed as grant date fair value.

(2)	Represents stock option, performance share and restricted stock grant date fair values granted in 2012; actual value earned will depend on stock price appreciation and achievement of performance metrics at time of vesting. Valuation methodology is discussed later in this document.

(3)	Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

(4)	The 2012 mix of equity vehicles remained the same from 2011 with stock options, P-Shares and restricted stock.

(5)	Mr. Bonach completed his first full year as CEO in 2012. 2011 compensation included his pay as both CFO and CEO.

(6)	Mr. Crawford joined as EVP, CFO on January 23, 2012.

(7)	Does not include the stock options and restricted stock granted in 2012 to Mr. Crawford upon becoming EVP, CFO.

Compensation Mix

In delivering compensation to our Named Executive Officers, the mix of pay is heavily weighted to variable, performance-based pay (currently between 71% and 79% of Target TDC, with the majority of variable pay composed of long-term incentives) with base salary comprising a relatively small portion of Target TDC

(between 21% and 29%) for all the Named Executive Officers. The focus of the pay mix on variable pay elements continues to support our objectives of pay for performance and shareholder value creation.

The pie charts below summarize the 2012 annual compensation pay mix at target for our Chief Executive Officer and other Named Executive Officers:

(1)	Does not reflect the stock options and restricted stock granted in 2012 to Mr. Crawford upon becoming EVP, CFO.

Base Salaries

Strategy

In establishing base salaries, the Committee begins by targeting the 50th percentile of the competitive market and adjusts upwards or downwards as appropriate to reflect each position’s responsibilities and each individual’s experience level, unique skills or competencies. Base salaries generally range from the 25th percentile (for recently promoted employees or those who otherwise have less experience in the current position) to the 75th percentile (for high performers with significant industry experience) of the competitive market data. Annual reviews of executives’ base salaries consider numerous factors, including:

•	Job responsibilities;

•	Impact on the development and achievement of our strategic initiatives;

•	Competitive labor market pressures;

•	Company performance for the prior 12 months;

•	Individual performance for the prior 12 months, as expressed in the executive’s performance review; and

•	Salaries paid for comparable positions within our relevant comparator group.

No specific weighting of these factors is used. However, given our desire for a performance-based culture, the Committee’s use of discretion generally results in increases for our top performers and little or no increases in base salary for average or lower performing employees.

2012 Merit Increases

Based on Company performance, a review of general trends, and an analysis of positioning relative to the comparator market data, the Committee awarded base salary increases to three of the Named Executive Officers in addition to most of the other executives in February 2012.

•	Mr. Bonach’s base salary increase of 9.4% not only recognized his individual performance in 2011 as the CFO and CEO, but adjusted for below market comparability for CEO base salary market pay levels.

•	Mr. Perry and Mr. Nickele’s increases of 5.0% and 4.1%, respectively, reflected their overall performance and base salaries in relation to the market pay levels for their respective positions.

Annual Cash Incentives

Strategy

Our annual incentive plan, the “Pay for Performance” Plan (P4P), is designed to focus on and reward achievement of annual performance goals. It is the broadest of our management incentive programs, covering our Named Executive Officers and other key employees. All participants in the P4P plan, including our Named Executive Officers, are assigned target incentive opportunities expressed as a percentage of base salary.

2012 Pay for Performance (P4P) Plan Design

During February 2012, the Committee reviewed the P4P plan design for 2012 in order to ensure alignment between shareholder and participant interests, to keep senior executives focused on the financial performance of the enterprise, to improve alignment with financial metrics that participants influence and to select operational/business metrics that drive financial success. This review was accomplished by focusing on the selection of appropriate performance metrics and the determination of performance levels which would contribute to financial success. As a result of this review, most performance metrics and weightings remained the same, except that Combined Operating Expense and Business Segment ROAC metrics were eliminated and shifted to Operating ROE. Additional metrics which continued to be part of 2012 incentive plans applicable to Named Executive Officers include:

•	Operating Earnings Per Share (EPS), defined as net after tax operating income divided by the average number of diluted shares outstanding. Operating earnings exclude the impact of realized gains (losses), loss on extinguishment of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities and changes to our valuation allowance for deferred taxes. The Committee believes Operating EPS is a key measure of our operating performance, is less impacted by events that are unrelated to the underlying fundamentals of the business and is directly impacted by management during the calendar year.

•	Combined and Business Segment In-force Earnings Before Interest and Taxes (EBIT), where Combined In-force EBIT is a corporate roll-up of individual business segment In-force EBIT. In-force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period, but excludes the impact of realized gains (losses), loss on extinguishment of debt, and fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities. In the Committee’s view, this metric enhances line of sight for our operating management and increases their focus on improving the longer-term core profitability of our operations. In-force EBIT excludes the impacts of activities related to the generation of New Business.

•	Combined and Business Segment Value of New Business (VNB), which calculates the present value of expected profits from product sales. The selection of VNB is based on the Committee’s desire to have an increased focus on growing the economic value of sales from the most profitable products as opposed to top-line sales.

•	Operating ROE, which is net operating income divided by average GAAP Equity, excluding accumulated other comprehensive income and the GAAP value of net operating loss carryforwards. This metric represents the Committee’s desire to encourage efficient use of capital.

•	GAAP Yield, which is period investment income (net of investment expenses), divided by average invested assets for the same period.

•	GAAP Investment Income, which is the income earned on general account invested assets, net of investment expenses.

Limiting the number of metrics to no more than five for any individual participant enhances the simplicity and effectiveness of the P4P plan. The program is designed to pay additional compensation when the Company achieves superior performance.

Our plan design rewards a threshold level of financial performance which corresponds to 25% of target payout; target level of performance which provides 100% of target payout; and a maximum level of performance which provides a payout of 200% of target. Any payout between these financial performance goals is determined through straight line interpolation between the appropriate levels of performance. Consistent with our compensation philosophy, target annual incentive levels are established to generate Total Annual Cash compensation at competitive market median levels. Further, in 2012, we continued a policy that the threshold level of performance for Combined In-force EBIT must be achieved before there can be any above-target payouts with respect to other financial and operational metrics. This policy limits incentive payments on non-income-related metrics when threshold operating earnings are not achieved by the enterprise.

Although we have a large net operating loss carry-forward (as a result of our emergence from bankruptcy in 2003), the Committee continues to administer the P4P and long-term incentive plans so that payments qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. However, the Committee does reserve the right to make discretionary awards that do not qualify as “performance-based compensation” under Section 162(m) to the extent it deems it necessary or advisable to do so.

Table 2 summarizes the 2012 financial metrics and weightings for our Named Executive Officers under the P4P plan:

Table 2 — Summary of 2012 P4P Metrics and Weightings for Named Executive Officers

Named Executive Officer	Metric — Weighting	Metric — Weighting	Metric — Weighting	Metric — Weighting	Metric — Weighting
Edward Bonach	Operating EPS — 50%	Combined In-force EBIT — 15%	Operating ROE — 20%	Combined Value of New Business — 15%
Frederick Crawford	Operating EPS — 50%	Combined In-force EBIT — 15%	Operating ROE — 20%	Combined Value of New Business — 15%
Scott Perry	Operating EPS — 40%	Combined In-force EBIT — 15%	Operating ROE — 15%	Combined Value of New Business — 30%
Eric Johnson	Operating EPS — 50%	GAAP Yield — 25%	GAAP Investment Income — 25%
Christopher Nickele	Operating EPS — 20%	Combined In-force EBIT — 15%	Operating ROE — 20%	Combined Value of New Business — 25%	OCB Operating EBIT — 20%

2012 P4P Plan Performance

The primary purpose of P4P is to reward for core annual operating performance. Under the terms of that 2010 Pay For Performance Plan (P4P Plan) as approved by shareholders, the Committee has the authority to adjust performance goals for various items (including litigation losses) as the Committee determines to be required to properly reflect the year’s operating results. During 2012, we recorded charges totaling $64 million related to legacy litigation. After reviewing each of the individual charges, the Committee determined that $47.6 million of the legacy litigation charges related to events prior to the Company’s emergence from bankruptcy would be excluded from fiscal 2012 financial results for purposes of determining 2012 P4P payouts.

The Committee based its adjustment decision upon its belief that by excluding these legacy litigation losses, the P4P payout more accurately reflects the Company’s core financial performance in fiscal 2012. Another factor taken into account was the reaction of shareholders to these charges. The Company’s share price increased 49% during 2012 despite the legacy litigation charges, which we believe indicates that the Company’s shareholders did not consider these charges to be indicative of the Company’s operating performance for the year.

The legacy litigation charges were not excluded from calculations for the 2010-2012 P Share calculation nor will they be excluded for any future P-Share calculation. The Committee believes that such adjustments should be considered in the annual incentive plan (P4P) when they would lead to an award that does not reflect the level of annual operating performance but that management should generally be responsible for such charges over the long-term.

In adjusting for the $47.6 million of legacy litigation charges, Operating EPS, Operating ROE, Combined and OCB EBIT increased. These related adjustments resulted in an aggregate P4P payout of approximately 143% of target, which aligns with the success of the Company’s actual operating performance for fiscal year 2012 and maintains the pay to performance alignment of the Plan.

Table 3 provides a summary of 2012 performance targets and actual results for our Named Executive Officers under the P4P plan.

Table 3 — Summary of 2012 P4P Performance Targets and Actual Results for Named Executive Officers

	Performance Targets
Metric	Threshold		Target		Maximum		YE Actual Results(1)
Corporate
Operating EPS	$0.63		$0.69		$0.74		$0.79
Combined In-force EBIT	$510.0	MM	$540.0	MM	$580.0	MM	$570.9	MM
Operating ROE	5.83%		6.10%		6.37%		6.90%
Combined Value of New Business	$68.0	MM	$75.1	MM	$82.0	MM	$75.0	MM

OCB
Operating EBIT	$16.0	MM	$30.0	MM	$45.0	MM	$–1.2	MM

40|86 Advisors
GAAP Yield	5.80%		5.86%		6.10%		6.00%
GAAP Investment Income	$1,275.0	MM	$1,316.0	MM	$1,450.0	MM	$1,370.1	MM

(1)	Year end actual results are adjusted as discussed in the “2012 P4P Plan Performance” section above.

Table 4 provides the threshold, target and maximum payouts for each of our Named Executive Officers under the P4P plan.

Table 4 — Summary of 2012 P4P Opportunities for Named Executive Officers

Named Executive Officer	Threshold Payout (as % of Salary)	Target Payout (as % of Salary)	Maximum Payout (as % of Salary)
Edward Bonach(1)	31.25%	125%	250%
Frederick Crawford	25%	100%	200%
Scott Perry	25%	100%	200%
Eric Johnson	25%	100%	200%
Christopher Nickele	25%	100%	200%

(1)	Mr. Bonach’s P4P opportunity is higher to reflect competitive norms for the Chief Executive Officer position.

The Committee applied discretion, based on business and individual performance, in calculating the 2012 P4P actual bonus payouts to our Named Executive Officers.

Table 5 sets forth the actual bonuses paid out for 2012 to the Named Executive Officers pursuant to our P4P plan.

Table 5 — 2012 P4P Target and Actual Bonuses

Named Executive Officer	Target Amount	Actual Amount
Edward Bonach	$1,093,750	$1,825,000
Frederick Crawford	550,000	902,525
Scott Perry	551,250	883,509
Eric Johnson	500,000	771,800
Christopher Nickele	375,281	489,849

Long-Term Equity Incentives

Design and Strategy

The Committee uses long-term equity incentives to balance the short-term focus of the P4P program by tying rewards to performance achieved over multi-year periods. Under the Amended and Restated Long-Term Incentive Plan, the Committee may grant a variety of long-term incentive awards, including stock options, stock appreciation rights, restricted stock or restricted stock units, and performance shares or units, settled in cash or stock. We currently use stock options, performance shares, and restricted stock as our long-term compensation vehicles.

To focus executives’ efforts on longer-term results, we have historically granted awards of stock options that generally vest over three years, performance shares that vest at the end of a three-year period, and restricted stock awards that vest after no less than two years. Recent stock option grants vest in equal installments in the second and third years from the anniversary date of grant, and performance shares are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved. Unless otherwise noted, grants to our Named Executive Officers have vesting schedules identical to those for other executives. To be eligible to vest in long-term equity incentive awards, employees must generally continue to work for us through the vesting dates or satisfy the definition of Retirement adopted in 2011.

Our current granting process involves developing long-term incentive grant values (by position level) for groups of executives, including our Named Executive Officers. Within these general grant guidelines, individual awards may be adjusted up or down to reflect the performance of the executive and his or her potential to contribute to the success of our initiatives to create shareholder value, as well as other individual considerations. The Committee also assesses aggregate share usage and dilution levels in comparison to general industry norms. Through this method, the Committee believes it is mindful of total cost, grants awards that are competitive within the market, promotes internal equity and reinforces our philosophy of pay for performance.

The Committee reviews and approves individual grants for the Named Executive Officers as well as all stock option, performance share (P-Share) and restricted stock grants made to other executives under the purview of the Committee. Annual grants for all officers are reviewed and approved at the Committee’s scheduled meeting at approximately the same time each year and may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant (Fair Market Value). Interim or off-cycle grants are reviewed and approved by the Committee and granted at the closing market price of our common stock on the date of approval for executives under the purview of the Committee. The Chief Executive Officer has been authorized by the Committee to utilize a designated number of shares each year to grant equity awards to non-Section 16 executives to attract, reward, motivate and/or retain such employees, as deemed necessary by the CEO. Such awards are periodically reviewed by the Committee.

Equity Grants in 2012

The Committee established the annual target for all long-term equity incentive grants based on competitive market data. The approach was intended to deliver median Total Direct Compensation using a combination of stock options, P-Shares and restricted stock. In 2012, the Committee reinstated its practice of using a 15-day average of our stock price to calculate the number of shares granted to each executive. We continued to use a Black-Scholes valuation model as in previous years.

In 2012, we granted a mix of stock options (50%), P-Shares (25%) and restricted stock (25%). This mix was designed to address retention concerns and balance the mix of equity vehicles used, although the performance elements (stock options and P-Shares) make up the majority of total long-term equity incentives. The P-Shares awarded in 2012 are bifurcated and subject to meeting goals based on average Pre-Tax Operating Income (as defined below) and relative TSR for our comparator group over the course of the three-year performance period ending December 31, 2014 and have up-side opportunity of 150% of the target award. Dividends are paid on vested and unvested shares of restricted stock and earned P-Shares.

Table 6 shows the annual equity awards granted to our Named Executive Officers in 2012 (excluding new-hire grants for Mr. Crawford associated with becoming CFO).

Table 6 — 2012 Annual Equity Grants

	2012 Grant
Named Executive Officer	Stock Options	Restricted Shares	Performance Shares
Edward Bonach	207,900	65,900	65,900
Grant Date Fair Value:	$1,195,446	$494,909	$497,545
Frederick Crawford(1)	101,000	32,000	32,000
Grant Date Fair Value:	$580,760	$240,320	$241,600
Scott Perry	92,400	29,300	29,300
Grant Date Fair Value:	$531,309	$220,043	$221,215
Eric Johnson	69,300	22,000	22,000
Grant Date Fair Value:	$398,482	$165,220	$166,100
Christopher Nickele	75,100	23,800	23,800
Grant Date Fair Value:	$431,833	$178,738	$179,690

(1)	Does not reflect the stock options and restricted stock granted in 2012 to Mr. Crawford upon becoming EVP, CFO, details of which can be found in the “Compensation of the new Chief Financial Officer” section below.

Long-Term Incentive Program Performance for Awards Granted in 2010, 2011 and 2012

2010–2012 P-Share Performance

P-Share vesting for the 2010–2012 grant was based on the achievement of three-year average Pre-Tax Operating Income over the performance period. We believed that increased Pre-Tax Operating Income was a good measure of fundamental operating improvement in our Company that would drive shareholder value. For the 2010–2012 grant, we intended to deliver compensation at the 50th percentile of the relevant comparator group at target performance. At the end of the performance period (December 31, 2012), the three-year average Pre-Tax Operating Income was achieved at $327.1 million, above the maximum performance target. Accordingly, 150% of P-Shares vested from this grant.

Table 7 shows actual P-Share vestings for Named Executive Officers related to the 2010-2012 award.

Table 7 — 2010–2012 P-Share Award Vesting for Named Executive Officers in 2012

Named Executive Officer	P-Shares Granted for 2010-2012 Grant	P-Share Opportunity Earned	P-Shares Vested for 2010-2012 Grant
Edward Bonach	41,700	150%	62,550
Frederick Crawford(1)	—	—	—
Scott Perry	40,000	150%	60,000
Eric Johnson	27,000	150%	40,500
Christopher Nickele	26,700	150%	40,050

(1)	Mr. Crawford joined as CFO on January 23, 2012.

2011–2013 and 2012–2014 P-Share Performance Metrics and Targets

P-Share vesting for the 2011–2013 grant is based on three year average Pre-Tax Operating Income, with a target of $315.7 million.

The 2012–2014 grant was bifurcated between three year average Pre-Tax Operating Income, with a $400.0 million target, and relative TSR for our comparator group, targeting the 50th percentile for target performance.

Adding relative Total Shareholder Return to the 2012–2014 grant directly aligns our executive long-term compensation with increasing shareholder value. The Company’s relative TSR is ranked for the 2012–2014 performance period against the following TSR performance peers, derived from common industry companies and those companies with competing products:

        TSR Performance Peers

Aflac, Inc.	Principal Financial Group, Inc.
American Financial Group, Inc.	Protective Life Corporation
Assurant, Inc.	Prudential Financial, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America Incorporated
Genworth Financial, Inc.	StanCorp Financial Group, Inc.
Kemper Corporation	Torchmark Corporation
Metlife, Inc.	Universal American Corp.
Phoenix Companies, Inc.	Unum Group

Table 8 shows the opportunities for Named Executive Officers related to P-Share vesting, depending on the level of performance achieved in relation to the associated grant metrics.

Table 8 — P-Share Opportunities for Named Executive Officers in 2012

Named Executive Officer	Threshold (as % of Granted P-Shares)	Target (as % of Granted P-Shares)	Maximum (as % of Granted P-Shares)
Edward Bonach	25%	100%	150%
Frederick Crawford	25%	100%	150%
Scott Perry	25%	100%	150%
Eric Johnson	25%	100%	150%
Christopher Nickele	25%	100%	150%

Benefits

Our Named Executive Officers are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance. We do not offer any supplemental executive health and welfare programs. Executives may also participate in our 401(k) Plan. The Company also has a non-qualified deferred compensation plan. This plan is primarily intended as a “restoration” plan, giving participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. At present, we do not make contributions to the non-qualified deferred compensation plan in addition to the amounts contributed by our executives.

Compensation of Chief Executive Officer

Mr. Bonach’s base salary, target incentive, and equity compensation awards for fiscal 2012 were determined in accordance with the compensation philosophy described above, including the policy of targeting our compensation within our “competitive market” as described above. In setting his salary, target incentive and equity compensation, the Committee relied on market competitive pay data and the strong belief in the necessity of appropriately incentivizing the Chief Executive Officer who significantly and directly influences our overall performance.

Based on the less than competitive placement of his base salary relative to his peers in the market, Mr. Bonach received a base salary increase from $800,000 to $875,000 in 2012. No change to his target annual incentive percentage occurred in 2012. Through the delivery of equity, the Committee strengthened the alignment of Mr. Bonach’s compensation with the interests of our shareholders.

Based on the achievement of Operating EPS at $0.79 per share, Combined EBIT of $570.9 million, Operating ROE of 6.9% and Combined VNB of $75.0 million, Mr. Bonach’s incentive payment for 2012 was $1,825,000. In addition, the Board awarded Mr. Bonach an annual equity grant in recognition for his performance and leadership in delivering on our business objectives and strengthening our capital position.

Compensation of the new Chief Financial Officer

Mr. Crawford was appointed Executive Vice President, Chief Financial Officer effective January 23, 2012. Compensation levels were established for Mr. Crawford based on market compensation levels reported for Chief Financial Officers in the insurance industry, with similar knowledge and experience and our stated compensation philosophy described above.

Upon his employment, Mr. Crawford received a base salary of $550,000 and a target incentive of 100% of his base salary. In addition, he received a one-time sign-on bonus of $450,000 to replace his forfeited 2011 bonus and an equity grant mix of 36,000 stock options and 160,000 restricted stock shares to replace the forfeited equity value from his previous employer. Pursuant to the terms of his employment agreement, we made a contribution of $150,000 to Mr. Crawford’s account under the deferred compensation plan to replace value lost at his previous employer. Such contribution will vest on the third anniversary of his employment if he remains employed with the Company.

Lastly, Mr. Crawford did not receive a merit increase in 2012, but was eligible for a 2012 annual equity grant.

Additional Information

Stock Ownership Guidelines

In May 2011 the Committee adopted Stock Ownership Guidelines for our Chief Executive Officer and the executives who report to him. The Guidelines further align management’s interests with those of our shareholders and provides a continuing incentive for management to focus on long-term growth. The individuals covered by the guidelines have until the fifth anniversary of their adoption (or the fifth anniversary of the date of the executive’s appointment to the covered position, whichever is later) to meet those guidelines and until such time as the individual meets the guidelines he or she shall retain ownership of not less than one-half of the net shares of common stock received, after payment of applicable taxes, upon the vesting or exercise, as applicable, of any equity award under the company’s Long-Term Incentive Plan or any other similar plan adopted by the Company.

Table 9 shows that our named executive officers are in compliance with these guidelines:

Table 9 — Stock Ownership Guidelines and Compliance

Named Executive Officer	Stock Ownership Guideline as a Multiple of Base Salary		2012 Compliance with Stock Ownership Guidelines?
Edward Bonach	5	x	Yes
Frederick Crawford	2	x	Yes
Scott Perry	2	x	Yes
Eric Johnson	2	x	Yes
Christopher Nickele	2	x	Yes

Stock ownership for the purpose of these guidelines includes direct ownership, indirect beneficial ownership (such as shares owned by immediate family or trusts), pre-tax unvested restricted stock and vested but unexercised “in-the-money” stock options. The Committee will review adherence to these guidelines each year.

Prohibition against Trading in Derivatives

It violates our policy for any senior personnel to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not, however, apply to any exercise of our stock options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.

Clawback Rights

Our Amended and Restated Long-Term Incentive Plan contains a clawback provision relating to our long-term equity awards: stock options, P-Shares and restricted stock. Under this clawback provision, if our financial statements are required to be restated as a result of errors, omissions, or fraud, the Committee may, at its discretion, based on the facts and circumstances surrounding the restatement, direct the recovery of all or a portion of an equity award from one or more executives with respect to any fiscal year in which our financial results are negatively affected by such restatement. To do this, we may pursue various ways to recover awards from one or more executives: (1) seek repayment from the executive; (2) reduce the amount that would otherwise be payable to the executive under another benefit plan; (3) withhold future equity grants, bonus awards, or salary increases; or (4) take any combination of these actions.

Our Pay for Performance (P4P) Plan contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Committee considers the various tax and accounting implications of our compensation vehicles.

When determining amounts of long-term equity incentive grants to executives and employees, the Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge that is reflected in our financial statements.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. However, the Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the Chief Executive Officer’s base salary) that result in compensation expense that is not fully deductible under Section 162(m). Despite our large net operating loss carry-forward (related to our emergence from bankruptcy in 2003), the Committee continues to administer our incentive plans so that payments qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Termination and Change in Control Arrangements

Under the terms of award agreements under our equity-based compensation plans and under our employment agreements, the Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment for various reasons. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled “Potential Payments Upon Termination or Change in Control” on page 41. The terms of these arrangements were set through the course of employment agreement negotiations with each of the Named Executive Officers, with an emphasis on internal consistency. In addition, as part of these negotiations, the Committee also analyzed the terms of the same or similar arrangements for comparable executives employed by companies similar to our own.

The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns when the Named Executive Officers were recruited. Providing those individuals with a fixed amount of compensation offset the potential risk of leaving their prior employer or foregoing other opportunities in order to work for us. At the time of entering into these arrangements, the Committee considered our aggregate potential obligations in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Committee’s review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors, who comprise the Committee:

Frederick J. Sievert, Chair Ellyn L. Brown Michael T. Tokarz John G. Turner

Summary Compensation Table for 2012

The following Summary Compensation Table sets forth compensation paid to (i) the individuals who served as our chief executive officer during 2012 (Mr. Bonach), (ii) our chief financial officer during 2012 (Mr. Bonach retained the title of Chief Financial Officer until Mr. Crawford was hired on January 23, 2012) and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2012 (collectively, the “Named Executive Officers”) for services rendered during 2012, 2011 and 2010.

SUMMARY COMPENSATION TABLE FOR 2012

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Edward Bonach (6)	2012	$862,500	—	$992,454	$1,195,446	$1,825,000	$35,011	$4,910,411
Chief Executive Officer	2011	601,099	—	1,365,276	541,943	1,043,276	9,375	3,560,969
	2010	503,751	$500,000	556,976	538,171	746,710	9,156	2,854,764

Frederick Crawford (7)	2012	510,513	450,000	1,590,720	788,005	902,525	181,892	4,423,655
Chief Financial Officer

Scott Perry (8)	2012	546,875	—	441,258	531,309	883,509	33,935	2,436,886
Chief Business Officer;	2011	492,929	—	1,008,726	471,576	798,160	21,208	2,792,599
President, Bankers Life	2010	441,324	—	535,080	515,563	698,624	31,152	2,221,743

Eric Johnson	2012	500,000	—	331,320	398,482	771,800	10,634	2,012,236
President, 40|86 Advisors Inc.	2011	500,000	—	407,376	471,576	857,562	966	2,237,480
	2010	500,000	—	362,670	334,036	968,117	966	2,175,789

Christopher J. Nickele	2012	372,817	—	358,428	431,833	489,849	18,027	1,670,954
President, Other CNO Business	2011	358,750	—	348,336	404,046	569,645	8,396	1,689,173
EVP, Product Management	2010	331,527	—	356,321	475,678	385,957	8,127	1,557,610

(1)	The amount shown in this column is a bonus payment specified by the terms of the individual’s employment agreement. Amounts paid under the Company’s Pay for Performance Incentive Plan are included in the column “Non-Equity Incentive Plan Compensation.”

(2)	This column represents the aggregate grant date fair value of restricted stock and performance share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the closing price of CNO common stock on the date of grant. For additional information, see Note 9 to the CNO financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. See the Grants of Plan-Based Awards table for information on awards made in 2012. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers. The amounts in this column for 2012 include the grant date value of performance share awards based on the targeted amounts for each of the Named Executive Officers. Under the terms of those performance share awards, the officers are entitled to receive 150% of the targeted number of shares if the Company equals or exceeds the maximum levels set forth in those awards. If the maximum levels are achieved for the performance share awards made in 2012, the aggregate grant date value of the awards shown in this column would be as follows: Mr. Bonach, $1,241,227; Mr. Crawford, $1,711,520; Mr. Perry, $551,866; Mr. Johnson, $414,370; and Mr. Nickele, $448,273.

(3)	This column represents the aggregate grant date fair value of stock options granted to each of the Named Executive Officers, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2012 grants, refer to Note 9 of the CNO financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2012, refer to the note on stockholders’ equity and stock-related information to the CNO financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based

Awards table for information on options granted in 2012. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	This column represents the dollar amount of payments made after year end to the Named Executive Officers based on performance for the specified year with respect to the targets established under the Company’s Pay for Performance (P4P) Incentive Plan.

(5)	For 2012, the amounts reported in this column represent the amounts paid for: (i) group life insurance premiums, (ii) a contribution made to Mr. Crawford’s deferred compensation account pursuant to his employment agreement, (iii) Company contributions to the 401(k) Plan, (iv) dividends paid on unvested shares of restricted common stock and dividend equivalents accrued on unvested performance share awards, (v) employee length of service awards, (vi) relocation, (vii) spousal travel, and (viii) amounts paid as reimbursement for taxes paid on amounts related to (v), (vi) and (vii).

The table below shows such amounts for 2012 for each named executive officer:

Name	Group Life Insurance Premiums	Deferred Compensation	401(k) Plan Contributions	Dividends	Service Awards	Relocation	Spousal Travel	Tax Reimbursement
Edward Bonach	$1,806	—	$7,500	$25,123	—	—	$350	$232
Frederick Crawford	525	$150,000	7,500	13,440	—	$8,428	—	1,999
Scott Perry	966	—	7,500	17,204	—	—	5,465	2,800
Eric Johnson	966	—	—	9,198	$327	—	—	143
Christopher Nickele	1,666	—	7,500	8,861	—	—	—	—

(6)	Mr. Bonach became Chief Executive Officer on October 1, 2011. He previously served as Chief Financial Officer.

(7)	Mr. Crawford became Chief Financial Officer on January 23, 2012. The amounts shown for Mr. Crawford include the following amounts paid pursuant to the terms of his employment agreement: (i) a signing bonus of $450,000, which was subject to forfeiture if Mr. Crawford terminated his employment in the first year; (ii) an award of 160,000 shares of restricted stock, two-thirds of which shall vest on December 30, 2013 and one-third of which shall vest on December 30, 2014 (which had a grant date fair value of $1,108,800); (iii) a grant of options to purchase 36,000 shares of common stock, one-half of which vests on December 30, 2013 and one-half of which vests on December 30, 2014, with an expiration date of December 30, 2018 (which had a grant date fair value of $207,245); and (iv) a contribution by the Company to Mr. Crawford’s account under the Company’s deferred compensation plan of $150,000, such contribution to vest on the third anniversary of his employment with the Company. See “Compensation Discussion and Analysis — Compensation of the new Chief Financial Officer” for additional information.

(8)	Mr. Perry was promoted to his current position on July 6, 2011 and served as President of Bankers Life and Casualty Company for all periods shown.

Grants of Plan-Based Awards in 2012

The following table shows certain information concerning grants of plan-based awards in 2012 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS IN 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
Edward Bonach		$269,531	$1,078,125	$2,156,250
	2-28-12							65,900			$494,909
	2-28-12								207,900	$7.51	1,195,446
	2-28-12				16,475	65,900	98,850				497,545
Frederick Crawford		127,628	510,513	1,021,026
	1-23-12							160,000			1,108,800
	2-28-12							32,000			240,320
	2-28-12								36,000	7.51	207,245
	2-28-12								101,000	7.51	580,760
	2-28-12				8,000	32,000	48,000				241,600
Scott Perry		136,719	546,875	1,093,750
	2-28-12							29,300			220,043
	2-28-12								92,400	7.51	531,309
	2-28-12				7,325	29,300	43,950				221,215
Eric Johnson		125,000	500,000	1,000,000
	2-28-12							22,000			165,220
	2-28-12								69,300	7.51	398,482
	2-28-12				5,500	22,000	33,000				166,100
Christopher Nickele		93,204	372,817	745,634
	2-28-12							23,800			178,738
	2-28-12								75,100	7.51	431,833
	2-28-12				5,950	23,800	35,700				179,690

(1)	These amounts represent the threshold, target and maximum amounts that would have been payable for 2012 if the corresponding performance-based metrics under the CNO Pay for Performance Incentive Plan had been achieved. The amounts paid for 2012 performance under the Pay for Performance Incentive Plan are listed in the Summary Compensation Table on page 33 of this proxy statement under the column heading “Non-Equity Incentive Plan Compensation.”

(2)	These amounts represent the threshold, target and maximum number of shares that the Named Executive Officers can receive under the terms of the performance share awards made in 2012. See footnote (3) to the “Outstanding Equity Awards at 2012 Fiscal Year-End” table below for additional information regarding the 2012 performance share awards.

(3)	The amounts in this column represent the number of shares of restricted stock that were awarded to the Named Executive Officers during 2012 under the Amended and Restated Long-Term Incentive Plan.

(4)	The amounts in this column represent the number of stock options granted to the Named Executive Officers during 2012 under the Amended and Restated Long-Term Incentive Plan.

(5)	The exercise price equals the closing sales price of CNO common stock on the New York Stock Exchange on the date of grant.

(6)	The values included in this column represent the grant date fair value of restricted stock, performance share and option awards computed in accordance with ASC 718. The value is calculated using the closing sales price on the New York Stock Exchange on the date of grant. A description of the assumptions used in calculating these values may be found in Note 9 to the CNO financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2012 Table

Employment Agreements

Chief Executive Officer. We entered into an amended and restated employment agreement with Mr. Bonach, effective October 1, 2011, pursuant to which he serves as our Chief Executive Officer, for a term ending on October 1, 2014. The amended agreement provides for an annual base salary (currently $1,000,000), with increases from time to time based on his performance, and provides for an annual performance-based target bonus of 125% of base salary, with a maximum of 200% of his target bonus. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Bonach’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Bonach would be entitled to receive specified additional benefits. Mr. Bonach is subject to a non-solicitation and non-competition clause throughout the term of the agreement and for one year thereafter.

Chief Financial Officer. In connection with his hiring, we entered into an employment agreement with Mr. Crawford, effective January 23, 2012, pursuant to which he serves as Executive Vice President and Chief Financial Officer, for a term ending on January 23, 2015. His employment agreement provides for an annual base salary (currently $556,500), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Crawford’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Crawford would be entitled to receive specified additional benefits. Mr. Crawford is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.

Chief Business Officer. We entered into an employment agreement with Mr. Perry, effective July 6, 2011, pursuant to which he serves as Chief Business Officer and as President of Bankers Life and Casualty Company, for a term ending on July 6, 2014. His employment agreement provides for an annual base salary (currently $556,500), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Perry’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Perry would be entitled to receive specified additional benefits. Mr. Perry is subject to a non-solicitation and non-competition clause throughout the term of his agreement and for one year thereafter.

President, 40|86 Advisors, Inc. Mr. Johnson serves as our Chief Investment Officer and as President of 40|86 Advisors, Inc., our wholly-owned investment management subsidiary that manages the investment portfolios of our insurance subsidiaries. Mr. Johnson does not have an employment agreement.

President, Other CNO Business. Effective November 1, 2011, Mr. Nickele entered into an amended employment agreement pursuant to which he serves as President, Other CNO Business and as Executive Vice President, Product Management, for a term that expires on October 31, 2014. The amended employment agreement provided for an annual salary (currently $390,292), with increases from time to time based on his performance) and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Nickele’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Nickele would be entitled to receive specified additional benefits. Mr. Nickele is subject to a non-solicitation clause throughout the term of the agreement and for one year thereafter.

Terms of Equity-Based Awards

Vesting Schedule

Unless otherwise provided in the footnote disclosure to the table of Outstanding Equity Awards at 2012 Fiscal Year-End on pages 38 and 39 of this Proxy Statement, one-half of each option award vests on the second anniversary of the date of grant and the other one-half vests on the third anniversary of the date of grant. Options granted in 2006 and prior years expire ten years from the date of grant; options granted in 2007-2009 expire five years from the date of grant; and options granted in 2010 and subsequent years expire seven years from the date of grant.

Annual awards of restricted stock vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. The vesting schedule for special awards of restricted stock is generally over a period of two or three years. For the special retention awards of restricted stock made to Mr. Bonach and Mr. Perry in January 2011, one-half of the award vested in December 2012 and the other one-half vests in December 2013. Performance share awards are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved, subject to continued service through the vesting dates. Unless otherwise noted, grants to the Named Executive Officers have vesting schedules identical to other officers.

Forfeiture and Post-Employment Treatment

Holders of stock options generally have 90 days after termination of employment to exercise options to the extent they were vested on the date of termination. Unvested restricted stock and performance shares are generally forfeited upon termination of employment except upon retirement. Awards outstanding under the Company’s Amended and Restated Long-Term Incentive Plan will be treated as follows upon an individual’s retirement: (i) outstanding stock options will continue to vest on the original vesting schedule and the retiree may exercise the options until the earlier of the expiration date for such options or five years after the date of retirement; (ii) any unvested restricted stock will continue to vest after retirement on the same vesting schedule as if the individual had remained employed by CNO; and (iii) a pro rata portion of any performance shares will vest and will be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company.

Option Exercise Price

Options granted under the Company’s Amended and Restated Long-Term Incentive Plan have an exercise price equal to the closing price on the date of grant.

Dividends

Holders of unvested restricted stock are entitled to receive any cash dividends at the same times and in the same amounts per share as holders of the Company’s common stock. Such payments are taxed as compensation income to the holders of restricted stock. Holders of performance share awards are entitled to dividend equivalents on any performance shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the performance shares to the extent that cash dividends are paid on the common stock underlying the performance shares after the award date and prior to the issuance of shares upon vesting. The Company began paying dividends on its common stock in the second quarter of 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

							STOCK AWARDS
			OPTION AWARDS
Name	Award Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Edward Bonach	4-1-08		100,000	—	$10.55	4-1-13	—	—	—	—
	5-12-09		75,000	—	3.05	5-12-14	—	—	—	—
	3-18-10	(5)	54,750	54,750	6.45	3-18-17	13,900	$129,687	—	—
	1-31-11	(6)	—	—	—	—	71,000	662,430	—	—
	3-8-11	(7)	—	95,500	7.38	3-8-18	21,066	196,546	47,400	$442,242
	2-28-12	(8)	—	207,900	7.51	2-28-19	65,900	614,847	98,850	922,271

Fred Crawford	1-23-12	(9)	—	—	—	—	160,000	1,492,800	—	—
	2-28-12	(8)	—	101,000	7.51	2-28-19	32,000	298,560	48,000	447,840
	2-28-12	(10)	—	36,000	7.51	12-30-18	—	—	—	—

Scott Perry	6-1-04		18,000	—	21.00	6-1-14	—	—	—	—
	6-27-05		25,000	—	21.67	6-27-15	—	—	—	—
	6-30-06		45,000	—	23.10	6-30-16	—	—	—	—
	4-1-08		80,000	—	10.55	4-1-13	—	—	—	—
	3-18-10	(5)	52,450	52,450	6.45	3-18-17	13,333	124,397	—	—
	1-31-11	(6)	—	—	—	—	47,500	443,175	—	—
	3-8-11	(7)	—	83,100	7.38	3-8-18	18,400	171,672	41,400	386,262
	2-28-12	(8)	—	92,400	7.51	2-28-19	29,300	273,369	43,950	410,054

Eric Johnson	6-1-04		150,000	—	21.00	6-1-14	—	—	—	—
	4-1-08		50,000	—	10.55	4-1-13	—	—	—	—
	4-2-09		43,500	—	1.13	4-2-14	—	—	—	—
	5-12-09		125,000	—	3.05	5-12-14	—	—	—	—
	3-18-10	(5)	35,000	35,000	6.45	3-18-17	9,000	83,970	—	—
	3-8-11	(7)	—	83,100	7.38	3-8-18	18,400	171,672	41,400	386,262
	2-28-12	(8)	—	69,300	7.51	2-28-19	22,000	205,260	33,000	307,890

Christopher Nickele
	10-19-05		35,000	—	20.37	10-19-15	—	—	—	—
	6-30-06		15,000	—	23.10	6-30-16	—	—	—	—
	4-1-08		40,000	—	10.55	4-1-13	—	—	—	—
	3-18-10	(5)	35,050	35,050	6.45	3-18-17	8,900	83,037	—	—
	5-6-10	(11)	15,000	15,000	5.75	5-6-17	—	—	—	—
	3-8-11	(7)	—	71,200	7.38	3-8-18	15,733	146,789	35,400	330,282
	2-28-12	(8)	—	75,100	7.51	2-28-19	23,800	222,054	35,700	333,081

(1)	All options in this table that were granted in 2006 or prior years have a 10 year expiration date, while options granted in 2007–2009 have a five year expiration date and options granted in 2010–2012 have a seven year expiration date. All options are subject to acceleration for certain events.

(2)	Based on the closing sales price of CNO common stock on December 31, 2012 ($9.33).

(3)	In accordance with SEC rules, the amounts included in this column represent the number of shares of CNO common stock to which the Named Executive Officer will be entitled if the Company achieves the maximum performance level with respect to the performance share awards made in 2011 and 2012. The performance share awards made in 2011 are tied to the CNO’s average pre-tax operating earnings for the three-year period ending December 31, 2013. For purposes of these awards, “pre-tax operating earnings” are defined as pre-tax income before (i) gain or loss on extinguishment or modification of debt; (ii) net realized investment gains or losses, net of amortization; (iii) discontinued operations; (iv) the cumulative effect of changes in accounting principles; (v) dividends on preferred stock; and (vi) unusual income or expense items that are unlikely to recur as determined by the Human Resources and Compensation Committee. For the 2011 performance share award, the target for the Company’s average pre-tax operating income is $315.7 million, and payouts begin with a 25% payout at the threshold level of $276.6 million. For the 2012 performance share award, one-half of the award is based on the Company’s three-year average pre-tax operating income, with a target of $400.0 million, and the other half is based on relative total shareholder return for a comparator group, targeting the 50th percentile.

(4)	The dollar amounts in this column equal the number of maximum level performance shares, calculated as described in footnote (3) above, multiplied by the closing sales price of CNO common stock on December 31, 2012 ($9.33).

(5)	One-half of these options vested on March 18, 2012 and the balance vests on March 18, 2013. The remaining shares from this restricted stock award vest on March 18, 2013.

(6)	The remaining balance of this restricted stock award vests on December 30, 2013.

(7)	One-half of these options vest on March 8, 2013 and the balance vests on March 8, 2014. This restricted stock award vests in three equal annual installments commencing March 25, 2012.

(8)	One-half of these options vest on February 28, 2014 and the balance vests on February 28, 2015. This restricted stock award vests in three equal annual installments commencing March 25, 2013.

(9)	Two-thirds of this restricted stock award vests on December 30, 2013 and the balance vests on December 30, 2014.

(10)	One-half of these options vest on December 30, 2013 and the balance vests on December 30, 2014.

(11)	One-half of these options vested on May 6, 2012 and the balance vests on May 6, 2013.

Option Exercises and Stock Vested in 2012

The following table provides information, for the Named Executive Officers, concerning (i) stock option exercises during 2012 and the value realized upon exercise (before payment of any applicable withholding tax) and (ii) the number of shares acquired upon the vesting of restricted stock awards and performance share awards (for the 2010–2012 performance period) and the value realized upon vesting (before payment of any applicable withholding tax).

OPTION EXERCISES AND STOCK VESTED IN 2012

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward Bonach	96,750	$575,911	188,317	$1,748,680
Frederick Crawford	—	—	—	—
Scott Perry	182,500	1,205,393	138,699	1,324,692
Eric Johnson	—	—	60,200	591,775
Christopher Nickele	45,500	292,455	63,067	613,014

Nonqualified Deferred Compensation in 2012

The following table shows certain information concerning nonqualified deferred compensation activity in 2012 for our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION IN 2012

Name	Executive Contributions in 2012	CNO Contributions in 2012	Aggregate Earnings (Loss) in 2012(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/12(2)
Edward Bonach	$104,328	—	$56,848	$226,709	$343,421
Frederick Crawford(3)	—	$150,000	12,044	—	162,044
Scott Perry	—	—	2,079	32,867	4,029
Eric Johnson	—	—	—	—	—
Christopher Nickele	—	—	—	—	—

(1)	Amounts in this column are not required to be included in the Summary Compensation Table on page 33 of this Proxy Statement.

(2)	Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the Named Executive Officers, which amounts were in each case included in the summary compensation table for the year(s) to which the compensation relates: Mr. Bonach, $428,739; Mr. Crawford, $150,000; and Mr. Perry, $0. The amount for Mr. Perry in this column includes his balance in a separate deferred compensation plan for certain field managers of Bankers Life and Casualty Company, to which no further contributions are being made.

(3)	Pursuant to the terms of his employment agreement, the Company made a contribution of $150,000 to Mr. Crawford’s account under the Deferred Compensation Plan. This amount will vest on January 23, 2016 if Mr. Crawford remains employed by the Company through that date.

The 2012 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred Amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants’ accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

Potential Payments Upon Termination or Change in Control

Each of the Named Executive Officers listed below would be entitled to certain payments upon termination of employment arising under (i) benefit plans covering all employees such as group life insurance coverage, (ii) agreements covering awards made under the Company’s Long-Term Incentive Plan and (iii) the terms of an employment agreement between the Named Executive Officer and the Company or one of its subsidiaries. See “Termination and Change in Control Arrangements” on page 32 of this proxy statement for additional information regarding these arrangements. The following table estimates the amounts that would have been payable to the Named Executive Officers upon termination of employment under each of the identified circumstances as of December 31, 2012:

Name	Voluntary or For Cause Termination	Disability	Death	Without Cause or With Good Reason	Involuntary or Good Reason Termination upon or within 2 years after Change In Control
Edward Bonach(1)	—	$1,093,750	$1,493,750	$3,809,073	$8,909,625
Frederick Crawford(2)	—	550,000	950,000	2,002,525	4,417,927
Scott Perry(3)	—	551,250	951,250	1,986,009	4,396,939
Eric Johnson(4)	—	—	400,000	250,000	1,592,078
Christopher Nickele(5)	—	375,281	775,821	1,240,411	2,780,221

(1)	For Mr. Bonach, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($1,093,750 as of December 31, 2012); (ii) upon death, an amount equal to his target annual bonus (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($1,825,000 for 2012) plus an amount equal to the sum of his target bonus and annual salary plus continued participation for up to 12 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $15,153 for 12 months of such benefits); and (iv) upon an involuntary termination or a termination by Mr. Bonach With Reason upon or within two years after a change in control, an amount equal to the pro rata portion of his actual bonus for the year of termination plus two times the sum of his salary and target bonus plus continued participation for up to 24 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $30,306 for 24 months of such benefits). In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Bonach includes the value as of December 31, 2012 of the accelerated vesting of options ($722,283), restricted stock ($1,603,510) and target performance shares ($791,026).

(2)	For Mr. Crawford, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($550,000 as of December 31, 2012); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($902,525 for 2012) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination or a termination by Mr. Crawford With Reason upon or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus his target bonus and one and one-half times his annual salary. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Crawford includes the value as of December 31, 2012 of the accelerated vesting of options ($249,340), restricted stock ($1,791,360) and target performance shares ($99,702).

(3)	For Mr. Perry, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($551,250 as of December 31, 2012); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($883,509 for 2012) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination or a termination by Mr. Perry With Reason upon or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus his target bonus and one and one-half times his annual salary. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Perry includes the value as of December 31, 2012 of the accelerated vesting of options ($486,453), restricted stock ($1,012,613) and target performance shares ($636,239).

(4)	Mr. Johnson did not have an employment agreement with the Company on December 31, 2012. For Mr. Johnson, the amount payable upon death represents the amount payable under the Company’s group life insurance plan and the amount payable upon a termination without cause or with good reason represents six months of salary payable under the Company’s standard severance plan for officers. In the event of a termination upon a change in control, Mr. Johnson would be entitled to six months of salary under the severance plan. In addition, in the event of a termination upon a change in control, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Johnson includes the value as of December 31, 2012 of the accelerated vesting of options ($388,971), restricted stock ($460,902) and target performance shares ($492,205).

(5)	For Mr. Nickele, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($375,281 as of December 31, 2012); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($489,849 for 2012) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination or a termination by Mr. Nickele With Reason upon or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus his target bonus and one and one-half times his annual salary. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Nickele includes the value as of December 31, 2012 of the accelerated vesting of options ($430,166), restricted stock ($451,880) and target performance shares ($470,123).

PROPOSAL 2

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EXTEND NOL PROTECTIVE AMENDMENT TO PRESERVE VALUE OF TAX NET
OPERATING LOSSES AND CERTAIN OTHER TAX LOSSES

Introduction

In May 2010, following shareholder approval, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Original NOL Protective Amendment”) that imposed certain restrictions on transfers of our common stock or other interests that would be treated as our “stock” for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). The restrictions in the Original NOL Protective Amendment were designed to prevent transfers of our stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize tax net operating losses (“NOLs”) and certain other tax losses (collectively, “Tax Benefits”) to offset our taxable income for U.S. federal income tax purposes. The Original NOL Protective Amendment will expire according to its terms on December 31, 2013.

At the Annual Meeting, you will consider and vote on an amendment (the “Extended NOL Protective Amendment”) to our Amended and Restated Certificate of Incorporation to extend the term of the Original NOL Protective Amendment and amend and restate certain other provisions therein. The proposed Extended NOL Protective Amendment would, among other things:

•	extend the term of the NOL Protective Amendment to December 31, 2016;

•	provide for a 4.99% ownership threshold relating to any of our stock; and

•	amend certain other provisions, including updates to certain definitions, for consistency with our Amended and Restated Section 382 Rights Agreement (the “Amended and Restated Section 382 Rights Agreement”), which was adopted by the Board in December 2011 and approved by the shareholders at the Company’s 2012 Annual Meeting.

Purpose of the Extended NOL Protective Amendment

As of December 31, 2012, we had approximately $3.8 billion of federal tax NOLs and $0.8 billion of capital loss carry-forwards, resulting in deferred tax assets of approximately $1.6 billion, expiring in years 2013 through 2032. Generally, the unexpired balance of our Tax Benefits can be used to offset tax on income (if any). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are a very valuable asset and the Board believes it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the Extended NOL Protective Amendment.

The benefit of the Tax Benefits to the Company could be significantly reduced or eliminated if we experience an “ownership change” within the meaning of Section 382 (an “Ownership Change”). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least 5% or more in value of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See “— Section 382 Ownership Change Calculations” below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the “Annual 382 Limitation”). The Annual 382 Limitation is

obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 and regularly published by the Internal Revenue Service (the “IRS”)) in effect for the month of the Ownership Change. The Annual 382 Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we believe we would be subject to the Annual 382 Limitation which would result in a material amount of Tax Benefits expiring unused, resulting in a significant impairment to the Company’s deferred tax assets. Additionally, the writedown of our deferred tax assets that would occur in the event of an Ownership Change for purposes of Section 382 could put compliance with the debt to total capitalization covenant in our senior secured credit facility at greater risk.

If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, it would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation) until the expiration of such Tax Benefits, an Ownership Change could (i) significantly defer the utilization of such Tax Benefits, (ii) accelerate payment of tax liabilities and (iii) result in the expiration of certain Tax Benefits prior to their utilization. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict the Annual 382 Limitation which would apply upon an Ownership Change, but such limitation could be material.

Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. A future transaction or transactions and the timing of such transaction or transactions could trigger an Ownership Change. Such transactions may include, but are not limited to, additional purchases or issuances of common stock (including upon conversion of our outstanding 7.0% Convertible Senior Debentures due 2016 or exercise of the warrants held by Paulson & Co. Inc.), or acquisitions or sales of our common stock by certain holders including persons who have held, currently hold or may accumulate in the future 5% or more of our outstanding common stock for their own account. We and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. Taking these considerations into account, we believe that if no actions were taken, such as the Extended NOL Protective Amendment, it is possible that we would undergo an Ownership Change.

In December 2011, the Board adopted the Amended and Restated Section 382 Rights Agreement, which was approved by the shareholders at the Company’s 2012 Annual Meeting. Although the Amended and Restated Section 382 Rights Agreement assists in protecting the Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of the Board, we do not have the ability to completely restrict transactions that could result in an Ownership Change and there is nothing we can do under the Amended and Restated Section 382 Rights Agreement to block the impact of any resulting Ownership Change. The Board believes the best interests of shareholders will be served by extending the effective date of the provisions in the Original NOL Protective Amendment that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 4.99% shareholder. In addition, the Extended NOL Protective Amendment, like the Original NOL Protective Amendment, includes a mechanism to prevent an Ownership Change while allowing purchasers to receive their money back from prohibited purchases. In order to continue these transfer restrictions beyond December 31, 2013, and to amend and restate certain other provisions in the Original NOL Protective Amendment for consistency with our Amended and Restated Section 382 Rights Agreement, the Extended NOL Protective Amendment must be approved.

The Extended NOL Protective Amendment is contained in a proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation which is attached as Annex A to this proxy statement and is incorporated by reference herein. You are urged to read carefully the Extended NOL Protective Amendment in its entirety as the discussion in this proxy statement is only a summary. The Extended NOL Protective Amendment will only become effective if approved by the requisite vote of shareholders.

Section 382 Ownership Change Calculations

Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest aggregate percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the corporation’s outstanding shares rather than voting power) of each “5-percent shareholder” (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.

For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.

In determining whether an Ownership Change has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:

•	All holders who each own less than 5% of a company’s stock are generally (but not always) treated as a single “5-percent shareholder.” Transactions in the public markets among shareholders who are not “5-percent shareholders” are generally (but not always) excluded from the calculation.

•	There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as “5-percent shareholders.”

•	Acquisitions by a person which cause that person to become a “5-percent shareholder” generally result in a five (or more) percentage point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.

•	The redemption or buyback of shares by an issuer will increase the ownership of any “5-percent shareholders” (including groups of shareholders who are not themselves “5-percent shareholders”) and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent shareholder,” resulting in a five (or more) percentage point change in ownership.

Shareholders are advised to carefully monitor their ownership of our stock and consult with their own legal advisors to determine whether their ownership of our stock approaches the proscribed level.

Description of the Extended NOL Protective Amendment

The following is a summary of the proposed Extended NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the Extended NOL Protective Amendment, which is contained in the proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate

of Incorporation attached as Annex A to this proxy statement and incorporated by reference herein. Shareholders are urged to read in their entirety the transfer restrictions and other provisions set forth in the accompanying Annex A.

Prohibited Transfers. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:

•	the transferor is a Person (as defined below) who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

•	the effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

•	the effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)).

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. We will apply complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) in determining whether a Person or group of Persons constitutes a 4.99% shareholder under the Extended NOL Protective Amendment. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission (“SEC”) of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.

The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the Extended NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this proxy statement, stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which the Board determines that such transfer would result in excess stock, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by the Board. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).

To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of stock which does not involve a transfer of “securities” of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions. Our Board has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. In considering a waiver, we expect the Board to consider, such factors, among others, as:

•	the impact of the proposed transfer on our Section 382 change in ownership percentage;

•	the then existing level of our Section 382 change in ownership percentage;

•	the timing of the expected “roll-off” of our existing change in ownership;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our stock by us;

•	any changes or expected changes in applicable tax law; and

•	the existing contractual obligations the Company has to permit transfers of stock.

If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

The Board may establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of the Extended NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.

Implementation and Expiration of the Extended NOL Protective Amendment

If the Extended NOL Protective Amendment is approved by our shareholders at the Annual Meeting, we intend to immediately thereafter enforce the transfer restrictions to preserve future use of the Tax Benefits. The Extended NOL Protective Amendment would expire on the earlier of (i) December 31, 2016, (ii) the repeal of Section 382 or any successor statute if the Board determines that the Extended NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, (iii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward. The Board is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.

Effectiveness and Enforceability

Although the Extended NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change, we cannot eliminate the possibility that an Ownership Change will occur even if we adopt it:

•	The Board can permit a transfer to an acquirer that results or contributes to an Ownership Change.

•	A court could find that part or all of the Extended NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining any tax advantage (including operating losses). Delaware law provides that transfer restrictions with respect to shares of our stock issued prior to the effectiveness of the Extended NOL Protective Amendment will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). As has been the case since the effectiveness of the Original NOL Protective Amendment, the Company intends that shares of stock issued after the effectiveness of the Extended NOL Protective Amendment will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Extended NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Extended NOL Protective

Amendment that are proposed to be transferred were voted in favor of the Extended NOL Protective Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Extended NOL Protective Amendment, unless a shareholder establishes, to our satisfaction, that such shareholder did not vote in favor of the Extended NOL Protective Amendment. Nonetheless, we are not aware of case law supporting these positions and a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•	Despite the adoption of the Extended NOL Protective Amendment, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change of us and our subsidiaries under Section 382. We cannot assure you that the Extended NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the transfer restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an Ownership Change will not occur.

•	The Company agreed with certain holders, including with Paulson at the time of its investment in the Company, to permit certain transfers which would be prohibited by the Original NOL Protective Amendment and the Extended NOL Protective Amendment.

As a result of these and other factors, the Extended NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an Ownership Change. We cannot assure you that upon audit, the IRS would agree that all of the Tax Benefits are allowable. See “—Certain Considerations Relating to the Extended NOL Protective Amendment” for a further discussion of the matters you should consider before voting.

Vote Needed for Approval

Approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the votes of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes and abstentions will have the same effect as votes cast against the proposal.

The Extended NOL Protective Amendment, if approved, would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which we expect to occur as soon as practicable after the Annual Meeting.

Certain Considerations Relating to the Extended NOL Protective Amendment

Our Board believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Extended NOL Protective Amendment is approved. You should consider the factors below when making your decision.

Continued Risk of Ownership Change. Although the Extended NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an Ownership Change. In particular, absent a court determination, there can be no assurance that the transfer restrictions of the Extended NOL Protective Amendment will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds. In particular, the transfer restrictions may not be enforceable against shareholders who vote against or abstain from voting on the Extended NOL Protective Amendment or who do not have notice of the transfer restrictions at the time when they subsequently acquire their shares.

Potential IRS Challenge to the Tax Benefits. The amount of the Tax Benefits has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Extended NOL Protective Amendment is in place.

Potential Effects on Liquidity. The Extended NOL Protective Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Extended NOL Protective Amendment reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.

Potential Impact on Value. If the Extended NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the Extended NOL Protective Amendment on certificates representing newly issued or transferred shares held by shareholders that voted for approval of the Extended NOL Protective Amendment. It is possible that the Extended NOL Protective Amendment could deter certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders that may not be comfortable holding stock with restrictive legends, and that this could result in diminished demand for and, therefore, potentially decrease the value of our stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our stock.

Potential Anti-Takeover Effect. The Extended NOL Protective Amendment is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate our stock above the applicable thresholds, without the approval of our Board. The Extended NOL Protective Amendment approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EXTENDED NOL PROTECTIVE AMENDMENT.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2012 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

Required Vote

Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Fees Paid to PricewaterhouseCoopers LLP

Aggregate fees billed to the Company in the years ended December 31, 2012 and 2011, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2012	2011
Audit fees(a)	$3.0	$2.5
Audit-related fees(b)	.1	.1
Tax fees	.1	—
All other fees	—	—
Total	$3.2	$2.6

(a)	Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters, and assistance with review of documents filed with the SEC.

(b)	Audit-related fees primarily include services provided for employee benefit plan audits and other assurance-related services.

Pre-Approval Policy

The Audit and Enterprise Risk Committee has adopted a policy requiring pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In 2011 and 2012, all new engagements of PwC were pre-approved by the Audit and Enterprise Risk Committee for all audit, audit-related, tax and other services.

Report of the Audit and Enterprise Risk Committee

The Audit and Enterprise Risk Committee (the “Audit Committee”) provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

In overseeing the preparation of the Company’s audited financial statements for the year ended December 31, 2012, the Audit Committee reviewed and discussed the audited financial statements with management and with PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from PwC the written disclosure and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of PwC with that firm.

Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Enterprise Risk Committee:

Robert C. Greving, Chair Mary R. (Nina) Henderson R. Keith Long Neal C. Schneider

PROPOSAL 4 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed on pages 15–42. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. The current frequency of non-binding advisory votes on executive compensation is an annual vote and we anticipate that the next vote will be at the next Annual Meeting. The language of the resolution is as follows:

        “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved.”

The compensation of our executive officers is based on a philosophy and a comprehensive compensation and benefits strategy developed by the Human Resources and Compensation Committee designed to reward overall and individual performance that drives long-term success for our shareholders. The committee strives to provide a clear award program that allows us to attract, incentivize and retain seasoned executive talent with significant industry experience required to continue to improve our performance and build long-term shareholder value. In considering their vote, shareholders are urged to read the section of this proxy statement entitled “Executive Compensation”, including the Compensation Discussion and Analysis, for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

Required Vote

The affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

RELATED PARTY TRANSACTIONS

On September 28, 2012, the Company completed the repurchase of approximately $200.0 million in aggregate principal amount of its 7.0% Convertible Senior Debentures due 2016 (the “Debentures”) in exchange for payment in cash of approximately $355.1 million, pursuant to the Debenture Repurchase Agreement dated as of September 4, 2012, by and among the Company and two funds managed by Paulson & Co. Inc. (“Paulson”), which owned at that time approximately 9.7% of the Company’s outstanding common stock. The repurchase of the Debentures was part of the Company’s comprehensive recapitalization plan that was announced on September 4, 2012 and completed on September 28, 2012. The repurchase was approved by the Board, with Charles Murphy, who is a Paulson employee and was a member of the Board until his resignation on December 31, 2012, abstaining.

In October 2009, the Company and Paulson entered into an agreement pursuant to which Paulson purchased 16.4 million shares of the Company’s common stock and warrants to purchase an additional five million shares. Under the terms of that agreement, the Company agreed to pay or reimburse Paulson for certain fees and expenses incurred in connection with the transactions contemplated by such agreement. In March 2013, the Company reimbursed Paulson for $408,980 of such fees and expenses incurred by Paulson during the period from 2009 through 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2012 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2012.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any proper proposal which a shareholder wishes to have included in the Board’s proxy statement and form of proxy for the 2014 Annual Meeting must be received by CNO by November   , 2013. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting. In addition to the SEC rules concerning shareholder proposals, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws. Please note that these bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement. Any shareholder who wishes to submit a proposal to be acted upon at the 2014 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032.

ANNUAL REPORT

Access to CNO’s Annual Report for 2012 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this proxy statement to all holders of common stock as of March 11, 2013. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2012, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and you account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com.

INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES

Net operating income is defined as net income before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes; and (iv) increases or decreases to our valuation allowance for deferred tax assets. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

The calculation of book value per common share excludes accumulated other comprehensive income (loss) from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments, which is primarily related to changes in interest rates and is unrelated to the Company’s business operations.

Reconciliations of these non-GAAP measures to the corresponding GAAP measures are presented below (dollars in millions, except share and per share amounts):

	Year ended December 31,
	2012	2011
Net income	$221.0	$335.7
Net realized investment gains, net of related amortization and taxes	(48.4)	(36.7)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	1.8	13.3
Valuation allowance for deferred tax assets	(171.5)	(143.0)
Loss on extinguishment of debt	177.5	2.2

Net operating income (a non-GAAP financial measure)	$180.4	$171.5
Total shareholders’ equity	$5,049.3	$4,613.8
Less accumulated other comprehensive income	1,197.4	781.6

Total shareholders’ equity excluding accumulated other comprehensive income (a non-GAAP financial measure)	$3,851.9	$3,832.2

	Year ended December 31,
	2012	2011

Shares outstanding for the period	221,502,371	241,304,503

Book value per share	$22.80	$19.12
Less accumulated other comprehensive income	5.41	3.24

Book value, excluding accumulated other comprehensive income, per share (a non-GAAP financial measure)	$17.39	$15.88

OTHER MATTERS

Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

Karl W. Kindig Senior Vice President and Secretary

March __, 2013

ANNEX A

AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CNO FINANCIAL GROUP, INC.

ARTICLE FIFTEEN

Section 1. Definitions. As used in this ARTICLE FIFTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

“4.99% Stockholder” means any Person with a Percentage Stock Ownership of 4.99% or more.

“4.99% Transaction” means any Transfer described in clause (x) or (y) of Section 2 of this ARTICLE FIFTEEN.

“Affiliate” and “Associate” mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.

“Agent” has the meaning set forth in Section 5(a) of this ARTICLE FIFTEEN.

A Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock, as applicable, owned by any Affiliate or Associate of such Person); provided, that, a Person shall not be treated as “beneficially owning” Stock pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Stock and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Stock.

“Board of Directors” means the board of directors of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute, and the Treasury Regulations issued thereunder.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.

“Effective Date” means the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

“Excess Securities” has the meaning given such term in Section 4 of this ARTICLE FIFTEEN.

“Expiration Date” means the earlier of (i) December 31, 2016, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE FIFTEEN is no longer necessary for the preservation of Tax Benefits, (iii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE FIFTEEN.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.

“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a Public Group.

“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Corporation.

“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE FIFTEEN.

“Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Section 4 of this ARTICLE FIFTEEN.

“Securities” and “Security” each has the meaning set forth in Section 7 of this ARTICLE FIFTEEN.

“Stock” means any interest that would be treated as “stock” of the Corporation for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code.

“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.

“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

“Transferee” means any Person to whom Corporation Securities are Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions.

(a)  In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE FIFTEEN, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio (x) if the transferor is a 4.99% Stockholder or (y) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 4.99% Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in this ARTICLE FIFTEEN.

(b)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE FIFTEEN, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE FIFTEEN as a condition to registering any Transfer.

Section 3. Waiver of Transfer and Ownership Restrictions. The restrictions set forth in Section 2(a) of this ARTICLE FIFTEEN shall not apply to an Transfer that is a 4.99% Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities. No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE FIFTEEN or until an approval is obtained under Section 3 of this ARTICLE FIFTEEN. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE FIFTEEN shall also be a Prohibited Transfer. For the avoidance doubt, all of the Corporation Securities which are the subject of a Prohibited Transfer shall constitute Excess Securities.

Section 5. Transfer to Agent.

(a)  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale or sales within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.

(b)  If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE FIFTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.99% Stockholder to violate a restriction on Transfers provided for in this ARTICLE FIFTEEN, the application of Section 5 and Section 6 of this ARTICLE FIFTEEN shall be modified as described in this Section 7. In such case, no such 4.99% Stockholder shall be required to dispose of any interest that is not a Security, but such 4.99% Stockholder and/or any Person whose ownership of Securities is attributed to such 4.99% Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99% Stockholder, following such disposition, not to be in violation of this ARTICLE FIFTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the

Agent as provided in Sections 5 and 6 of this ARTICLE FIFTEEN, except that the maximum aggregate amount payable either to such 4.99% Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.99% Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this ARTICLE FIFTEEN to situations in which there is a 4.99% Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE FIFTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE FIFTEEN (whether or not made within the time specified in Section 5 of this ARTICLE FIFTEEN), then the Corporation may take all such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE FIFTEEN being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE FIFTEEN to constitute a waiver or loss of any right of the Corporation under this ARTICLE FIFTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE FIFTEEN.

Section 9. Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE FIFTEEN who knowingly violates the provisions of this ARTICLE FIFTEEN and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE FIFTEEN or the status of the Tax Benefits of the Corporation.

Section 11. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE FIFTEEN bear the following legend:

“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE ”AMENDED AND RESTATED CERTIFICATE OF INCORPORATION“), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE ”BOARD OF DIRECTORS“) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ”CODE“) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.99% STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE

TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (”SECURITIES“) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99% STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE FIFTEEN also bear a conspicuous legend referencing the applicable restrictions.

Section 12. Authority of Board of Directors.

(a)  The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE FIFTEEN, including, without limitation, determining (i) the identification of 4.99% Stockholders, (ii) whether a Transfer is a 4.99% Transaction or a Prohibited Transfer, (iii) whether it shall grant a waiver in accordance with Section 3 of this ARTICLE FIFTEEN, (iv) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE FIFTEEN, and (vii) any other matters which the Board of Directors deems relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE FIFTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE FIFTEEN for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE FIFTEEN.

(b)  Nothing contained in this ARTICLE FIFTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits; provided that the Board of Directors shall not extend the Expiration Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the percentage Stock Ownership interest in the Corporation or the Persons or groups covered by this ARTICLE FIFTEEN, (iii) modify the definitions of any terms set forth in this ARTICLE FIFTEEN or (iv) modify the terms of this ARTICLE FIFTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)  In the case of an ambiguity in the application of any of the provisions of this ARTICLE FIFTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE FIFTEEN requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE FIFTEEN. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE FIFTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE FIFTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE FIFTEEN shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE FIFTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 14. Benefits of This ARTICLE FIFTEEN. Nothing in this ARTICLE FIFTEEN shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE FIFTEEN. This ARTICLE FIFTEEN shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 15. Severability. The purpose of this ARTICLE FIFTEEN is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE FIFTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE FIFTEEN.

Section 16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE FIFTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

CNO FINANCIAL GROUP, INC. 11825 N PENNSYLVANIA ST CARMEL, IN 46032
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1	1 OF 2
1 1

	CONTROL # →	000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE	1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain

1a.	Edward J. Bonach	☐	☐	☐

1b.	Ellyn L. Brown	☐	☐	☐			For	Against	Abstain

1c.	Robert C. Greving	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013.	☐	☐	☐

1d.	Mary R. Henderson	☐	☐	☐

1e.	R. Keith Long	☐	☐	☐	4.	Approval, by non-binding vote, of executive compensation.	☐	☐	☐

1f.	Neal C. Schneider	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1g.	Frederick J. Sievert	☐	☐	☐

1h.	Michael T. Tokarz	☐	☐	☐

1i.	John G. Turner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.		For	Against	Abstain

2.	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to extend NOL protective amendment to preserve the value of net operating losses.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
	Signature [PLEASE SIGN WITHIN BOX]		Date	JOB #	Signature (Joint Owners)			Date	SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CNO FINANCIAL GROUP, INC. Annual Meeting of Shareholders May 8, 2013 8:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederick J. Crawford, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 8, 2013, at 11825 N. Pennsylvania St., Carmel, Indiana, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side